PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: October 5, 2021

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Pacific Software, Inc.

9905 Pin Oak Acres Way

#622

Charlotte, NC 28277

90,278,500 Shares of Common Stock

at a price of $0.20 per Share

Minimum Investment: $10,000 (50,000 Shares)

Maximum Offering: $18,055,700

See The Offering - Page 9 and Securities Being Offered - Page 44 For Further Details. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 20 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.20	$0	$0.20	None
Minimum Investment	$10,000	$0	$10,000	None
Maximum Offering	$18,055,700	$0	$15,000,000	$3,055,700

(1)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $50,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds of shares sold by the Company. The Company shall receive no proceeds from the sale of 15,278,500 shares being offered by the Selling Shareholders.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Pacific Software, Inc. a Nevada Corporation (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”). There are 75,000,000 Shares being offered by the Company at a price of $0.20 per Share with a minimum purchase of 50,000 shares per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. There are also 15,278,500 shares of Common Stock being offered by the Selling Shareholders. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares offered 90,278,500 Shares of Common Stock ($18,055,700). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company will not receive any proceeds from sales by the Selling Shareholders.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “PFSF” On October 4, 2021, the last reported sale price of our common stock was $2.53 (made on September 16, 2021).

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier I offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence within three calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “Pacific Software, Inc.” “Pacific Software,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Pacific Software, Inc. to one or more of our subsidiaries, or to all of them taken as a whole.

Business Overview

Pacific Software, Inc., is the owner of a 51% interest in two World of Beer franchise taverns. One is located in West Hartford, Connecticut, and the other is located in Cambridge, Massachusetts. These taverns sell a selection of over 500 craft and imported beers along with tavern food and other spirits and cocktails. For further information regarding the Company and our plan of operation, see the section entitled “Description of Business” beginning on page 26 of this Offering Circular.

Issuer:	Pacific Software, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.20

Minimum Investment:	$10,000 per investor (50,000 Shares of Common Stock at Maximum Offering Price). We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$18,055,700. The Company will not accept investments greater than the Maximum Offering Amount.

Maximum Shares Offered:	90,278,500 Shares of Common Stock. Includes 15,278,500 being offered on behalf of the Selling Shareholders.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO ISSUER” on page 24 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol PFSF.

Transfer Agent and Registrar	Action Stock Transfer Corporation is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (4) the Company in its sole discretion withdraws this
Offering.

The Offering

Common Stock Outstanding as of October 5, 2021 (1)	19,187,299 Shares
Common Stock in this Offering (2)	90,278,500 Shares
Stock to be outstanding after the offering (3)	94,187,299 Shares

(1)	The Company has also authorized 3,000,000 shares of Series A Preferred Stock, of which 733,000 shares are issued and outstanding, 22,000 shares of Series B Preferred Stock, of which 22,000 shares are issued and outstanding, and 101 shares of Series C Preferred Stock, of which 101 are issued and outstanding. No Preferred Stock is being sold in this Offering.
(2)	Includes 15,278,500 Shares already outstanding that are being offered on behalf of the Selling Shareholders.
(3)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance that Pacific Software, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has a limited operating history.

Our company was incorporated on October 12, 2005, and were in a different line of business, which makes an evaluation of us extremely difficult. In addition, we have recently shifted our focus from the technology and internet sales portals to restaurant and tavern operations and acquisitions. There is a risk that we will be unable to successfully operate this new line of business or be able to successfully integrate it with our current management and structure. Our estimates of capital and personnel required for our new line of business are based on the experience of management and businesses that are familiar to them. We are subject to the risks such as our ability to implement our business plan, market acceptance of our proposed business and services, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, competition from better funded and experienced companies, and uncertainty of our ability to generate revenues. There is no assurance that our activities will be successful or will result in any revenues or profit, and the likelihood of our success must be considered in light of the stage of our development. In addition, no assurance can be given that we will be able to consummate our business strategy and plans, as described herein, or that financial, technological, market, or other limitations may force us to modify, alter, significantly delay, or significantly impede the implementation of such plans. We have insufficient results for investors to use to identify historical trends or even to make quarter to quarter comparisons of our operating results. You should consider our prospects in light of the risk, expenses and difficulties we will encounter as an early-stage company. Our revenue and income potential is unproven, and our business model is continually evolving. We are subject to the risks inherent to the operation of a new business enterprise and cannot assure you that we will be able to successfully address these risks.

There are general risks associated with the restaurant industry.

Restaurants are a very cyclical business. Specific factors that impact our economic recessions can negatively influence discretionary consumer spending in restaurants and bars and result in lower customer counts as consumers become more price conscientious, tending to conserve their cash amid unemployment and other economic uncertainty. The effects of higher gasoline prices can also negatively affect discretionary consumer spending in restaurants and bars. Increasing costs for energy can affect profit margins in many other ways. Petroleum based material is often used to package certain products for distribution. In addition, suppliers may add fuel surcharges to their invoices. The cost to transport products from the distributors to restaurant operations will rise with each increase in fuel prices. Higher costs for electricity and natural gas result in higher costs to a) heat and cool restaurant facilities, b) refrigerate and cook food and c) manufacture and store food at the Company’s locations.

Inflationary pressure, particularly on food costs, labor costs (especially associated with potential increases in the minimum wage) and health care benefits, can negatively affect the operation of the business. Shortages of qualified labor are sometimes experienced in certain local economies. In addition, the loss of any key executives could pose a significant adverse effect on the Company.

An outbreak of COVID-19 or another health pandemic could severely affect our business.

We have positioned our brand as a place where people can gather together. If an outbreak of COVID-19, or another regional or global health pandemic were to occur, customers might avoid public gathering places, and local, regional, or national governments might limit or ban public gatherings to halt or delay the spread of disease. Regional or global health pandemics also have the potential to disrupt or delay production and delivery of materials and products in the supply chain and to cause staffing shortages. These effects would have a negative impact on our business, which impact could be disproportionately greater than on other companies because our business model is dependent on people gathering together publicly.

If customer confidence in our business deteriorates, our business, financial condition, and results of operations could be adversely affected.

Our business is built on consumers’ confidence in our World of Beer restaurants. As a consumer business, the strength of our World of Beer restaurants and reputation are of paramount importance to us. A number of factors could adversely affect consumer confidence in our restaurants, many of which are beyond our control and could have an adverse impact on our results of operations. These factors include:

●	any regulatory action or investigation against us;
●	any negative publicity about a restaurant in the World of Beer franchise; and
●	any negative publicity about our restaurants.

In addition, we are largely dependent on the other World of Beer franchises to maintain the reputation of our World of Beer restaurants. Despite the measures that we put in place to ensure their compliance with our performance standards, our lack of control over their operations may result in the low quality of service being attributed to our World of Beer restaurants, negatively affecting our overall reputation. Any event that hurts our World of Beer restaurants and reputation among consumers as a reliable services provider could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to identify and obtain suitable additional / differently branded franchise sites and successfully open future franchises with potentially different brands, our revenue growth rate and profits may be reduced.

We require that all proposed franchise sites meet our site selection criteria. We may make errors in selecting these criteria or applying these criteria to a particular site, or we may choose a franchise brand that is not popular or loses its popularity, or there may be an insignificant number of new sites meeting these criteria that would enable us to achieve our planned expansion into different franchise brands or restaurants, in future periods. We face significant competition from other restaurant companies and retailers for sites that meet our criteria, and the supply of sites may be limited in some markets. Further, we may be precluded from acquiring an otherwise suitable site due to an exclusivity restriction held by another tenant. As a result of these factors, our costs to obtain and lease sites may increase, or we may not be able to obtain certain sites due to unacceptable costs. Our inability to obtain suitable sites at reasonable costs may reduce our growth.

To successfully expand our business, we must open new restaurants on schedule and in a profitable manner. In the past, restaurant franchisees have experienced delays in restaurant openings, and we may experience similar delays in the future. Delays in opening new sites could hurt our ability to meet our growth objectives, which may affect our results of operations and thus our stock price. We cannot guarantee that we or any future franchisees will be able to achieve our expansion goals. Further, any sites that we open may not achieve operating results similar or better than our existing restaurants. If we are unable to generate positive cash flow from a new site, we may be required to recognize an impairment loss with respect to the assets for that restaurant. Our ability to expand successfully will depend on a number of factors, many of which are beyond our control. These factors include:

●	Negotiating acceptable lease or purchase terms for new sites;
●	Cost effective and timely planning, design and build-out of sites;
●	Creating Guest awareness of our restaurants and taverns in new markets;
●	Competition in new and existing markets;
●	General economic conditions.

Our restaurants and taverns may not achieve market acceptance in the new regions we enter.

Our expansion plans depend on opening and acquiring restaurants and taverns in markets starting with North East where we have little operating experience. We may not be successful in operating our locations in new markets on a profitable basis. The success of these potential new locations will be affected by the different competitive conditions, consumer tastes and discretionary spending patterns of the new markets as well as our ability to generate market awareness of our potential future brands. Sales at our locations opening in new markets may take longer to reach profitable levels, if at all.

New restaurants added to our existing markets may take sales from existing restaurants.

We intend to open and acquire new restaurants and taverns in our existing market (that are not necessarily related to our current World of Beer restaurants), which may reduce sales performance and guest visits for our existing locations. In addition, new locations added in existing markets may not achieve sales and operating performance at the same level as established restaurants in the market.

A security failure in our information technology systems could expose us to potential liability and loss of revenues.

We accept credit and debit card payments at our restaurants. A number of retailers have experienced actual or potential security breaches in which credit and debit card information may have been stolen, including a number of highly publicized incidents with well-known retailers. The intentional, inadvertent or negligent release or disclosure of data by our company or our service providers could result in theft, loss, fraudulent or unlawful use of customer data which could harm our reputation and result in remedial and other costs, fines or lawsuits.

Shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

Possible shortages or interruptions in the supply of food items and other supplies to our location(s) caused by inclement weather, terrorist attacks, natural disasters such as floods, drought and hurricanes, pandemics, the inability of our vendors to obtain credit in a tightened credit market, food safety warnings or advisories or the prospect of such pronouncements, or other conditions beyond our control could adversely affect the availability, quality and cost of items we buy and the operations of our restaurants. Our inability to effectively manage supply chain risk could increase our costs and limit the availability of products critical to our restaurant operations.

We face substantial competition in our target markets.

The restaurant and bar industry is very competitive, and we face competition from large national chains as well as individually owned restaurants. Large chains such as Buffalo Wild Wings have a similar open style that appeals to our sports fan and family demographic. There are additional restaurants that feature custom beers. Many of these competitors have substantially more resources than we do, which allows them to have economies of scale allowing them price points which compare favorably to ours. They also have greater resources to market their restaurants which we do not possess. All of these factors may make it difficult for us to succeed.

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company’s success is heavily dependent upon the continued active participation of the Company’s current executive officer, Izak Onn. Loss of this individual could have a material adverse effect upon the Company’s business, financial condition, or results of operations. Further, the Company’s success and achievement of the Company’s growth plans depend on the Company’s ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the restaurant sector, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company’s activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company’s business, financial condition, or results of operations.

Unfavorable publicity could harm our business.

Multi-unit restaurant businesses such as ours can be adversely affected by publicity resulting from complaints or litigation or general publicity regarding poor food quality, food-borne illness, personal injury, food tampering, adverse health effects of consumption of various food products or high-calorie foods (including obesity), or other concerns. Negative publicity from traditional media or on-line social network postings may also result from actual or alleged incidents or events taking place in our restaurants. Regardless of whether the allegations or complaints are valid, unfavorable publicity relating to a number of our restaurants, or only to a single restaurant, could adversely affect public perception of the entire brand. Adverse publicity and its effect on overall consumer perceptions of food safety, or our failure to respond effectively to adverse publicity, could have a material adverse effect on our business.

We may experience higher-than-anticipated costs associated with the opening of new locations or with the closing, relocating and remodeling of existing restaurants, which may adversely affect our results of operations.

Our revenues and expenses can be impacted significantly by the location, number and timing of the opening of new restaurants and the closing, relocating, and remodeling of existing restaurants. We incur substantial pre-opening expenses each time we open a new restaurant and incur other expenses when we close, relocate or remodel existing restaurants. These expenses are generally higher when we open restaurants in new markets, but the costs of opening, closing, relocating or remodeling any of our restaurants may be higher than anticipated. An increase in such expenses could have an adverse effect on our results of operations.

Our success depends substantially on the value of our restaurant and our reputation for offering guests an unparalleled Guest experience.

We believe we have built a strong reputation for the quality and breadth of our menu items as part of the total experience that guests enjoy in our restaurants. We believe we must protect and grow the value of our restaurants to continue to be successful in the future. Any incident that erodes consumer trust in or affinity for our restaurants could significantly reduce their value. If consumers perceive or experience a reduction in food quality, service, or ambiance, or in any way believe we failed to deliver a consistently positive experience, our restaurant value could suffer.

Our inability to raise menu prices successfully and sufficiently could result in a decline in profitability.

We utilize menu price increases to help offset cost increases, including increased cost for commodities, minimum wages, employee benefits, insurance arrangements, construction, utilities and other key operating costs. If our selection and amount of menu price increases are not accepted by consumers and reduce guest traffic, or are insufficient to counter increased costs, our financial results could be harmed.

The sale of alcoholic beverages at our locations subjects us to additional regulations and potential liability.

Because our locations sell alcoholic beverages, we are required to comply with the alcohol licensing requirements of the federal government, states and municipalities where our restaurants are located. Alcoholic beverage control regulations require applications to state authorities and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, the licenses are renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the restaurants and bars, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state or local regulations, our licenses may be revoked, and we may be forced to terminate the sale of alcoholic beverages at one or more of our locations. Further, growing movements to change laws relating to alcohol may result in a decline in alcohol consumption at our facilities or increase the number of dram shop claims made against us, either of which may negatively impact operations or result in the loss of liquor licenses.

In certain states we are subject to “dram shop” statutes, which generally allow a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Some dram shop litigation against restaurant companies has resulted in significant judgments, including punitive damages.

We may be subject to increased labor and insurance costs.

Our restaurant operations are subject to federal and state laws governing such matters as minimum wages, working conditions, overtime, and tip credits. As federal and state minimum wage rates increase, we may need to increase not only the wages of our minimum wage employees, but also the wages paid to employees at wage rates that are above minimum wage. Labor shortages, increased employee turnover, and health care mandates could also increase our labor costs. This, in turn, could lead us to increase prices which could impact our sales. Conversely, if competitive pressures or other factors prevent us from offsetting increased labor costs by increases in prices, our profitability may decline. In addition, the current premiums that we pay for our insurance (including workers’ compensation, general liability, property, health, and directors’ and officers’ liability) may increase at any time, thereby further increasing our costs. The dollar amount of claims that we actually experience under our workers’ compensation and general liability insurance, for which we carry high per-claim deductibles, may also increase at any time, thereby further increasing our costs. Also, the decreased availability of property and liability insurance has the potential to negatively impact the cost of premiums and the magnitude of uninsured losses.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment requirements for employees who receive tips, a reduction in the number of states that allow tips to be credited toward minimum wage requirements, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Americans with Disabilities Act is a federal law that prohibits discrimination on the basis of disability in public accommodations and employment. Although our restaurants are designed to be accessible to the disabled, we could be required to make modifications to our restaurants to provide service to or make reasonable accommodations for disabled persons.

Our financial statements are not independently audited, which could result in errors and/or omissions.

Although the Company is confident in its accounting, we are not required to have our financials audited by an accountant certified by the Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third-party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments, resulting in misstated financial statements.

Because our former directors and former officers currently and for the foreseeable future will continue to control a large quantity of Pacific Software, Inc.’ shares, it is not likely that you will be able to elect directors or have any say in the policies of Pacific Software, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The former directors, former officers and affiliates of the Company beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our former directors, former officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Former management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Related to our Financial Condition

The Company is subject to income taxes as well as non-income based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company has engaged in certain transaction with related persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

The Company’s bank accounts will not be fully insured.

The Company’s regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company has incurred debt and will likely incur future debt.

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms, if at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to substantially curtail our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts
●	competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To date, the Company has not been profitable and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company has not been profitable and may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company’s business. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company may be unable to manage its growth or implement its strategy.

The Company may not be able to expand its product and service offerings, markets, or implement the other features of the Company’s business strategy at the rate or to the extent presently planned. Rapid, significant growth will place a strain on the Company’s administrative, operational, and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, the Company’s financial condition and results of operations could be materially and adversely affected.

The Company’s business model is evolving.

The Company’s business model is unproven and is likely to continue to evolve. Accordingly, the Company’s initial business model may not be successful and may need to be changed. The Company’s ability to generate significant revenues will depend, in large part, on the Company’s ability to successfully market its products to potential users who may not be convinced of the need for the Company’s products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the its business model as the Company’s market continues to evolve.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company’s present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our subscription agreement identifies the State of North Carolina for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of North Carolina. Furthermore, the Subscription Agreement establishes the state and federal courts located North Carolina as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to the market. Prior to the Offering, there has been a limited public market for the Company’s Common Stock. The Offering Price has been arbitrarily determined by the Company and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 95.8% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2021 was $(20,145,652). Our historical net tangible book value per share is an estimate based on 19,187,299 shares of our Common Stock outstanding on October 5, 2021. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $50,000):

	100%	75%	50%	25%
Funding Level	$15,000,000	$11,250,000	$7,500,000	$3,750,000
Offering Price	$0.20	$0.20	$0.20	$0.20
Net tangible book value per share of Common Stock before this Offering	$(1.050)	$(1.050)	$(1.050)	$(1.050)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.995	$0.932	$0.827	$0.618
Net tangible book value per share of Common Stock, after this Offering	$(0.055)	$(0.118)	$(0.223)	$(0.432)
Dilution per share to investors in the Offering	$0.255	$0.318	$0.423	$0.632

(1)	Based on net tangible shareholders equity book value as of June 30, 2021 of $(20,145,652) and 19,187,299 outstanding shares of Common Stock on October 5, 2021.

(2)	Before deducting estimated offering expenses of $50,000.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $18,055,700 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. 15,278,500 Shares being sold in this Offering are being sold on behalf of existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $10,000 equal to 50,000 Shares of Common Stock at the maximum offering price. All subscription checks should be sent to the following address:

Pacific Software, Inc

9905 Pin Oak Acres Way

Suite 622

Charlotte, NC 28277

In such case, subscription checks should be made payable to Pacific Software, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Selling Securityholders

This Offering Circular relates to the possible resale of up to 15,278,500 shares of Company common stock by the Selling Shareholders. The shares offered by the Selling Shareholders were issued to the Selling Shareholders in lieu of compensation for their past services as officers of the Company.

The Selling Shareholders may, from time to time, offer and sell pursuant to this Offering Circular any or all of the ordinary shares being offered under this Offering Circular. Each selling shareholder may sell some, all, or none of its common shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Shareholders regarding the sale of any of their common shares. These sales may be at fixed or negotiated prices. The Selling Shareholders, as applicable, shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares for any reason, including if they deem the purchase price to be unsatisfactory.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this offering circular will be sold by the Selling Shareholders. The Selling Shareholders, and any broker-dealers or agents, upon completing the sale of any of the shares offered in this offering circular, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

All expenses incurred with respect to the registration of the shares offered on behalf of the Selling Shareholders will be borne by the Company, but we will not be obligated to pay any underwriting fees, discounts, commissions, or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

The following table presents information regarding each selling shareholder and the ordinary shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders and reflects their holdings as of October 5, 2021. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

			Beneficial Ownership after Offering (1)
Name and Position	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Shares	Percent
Harrysen Mittler, Affiliate	15,395,000	10,000,000	5,395,000	6%
Peter Pizzino, Affiliate	7,668,500	5,278,500	2,390,000	3%

(1)	Assuming all shares offered by the Selling Shareholders are sold, and all 75,000,000 shares offered by the Company are sold.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds to the Company from the sale of the Shares in this Offering are $15,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $14,750,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price: $0.20	100%	75%	50%	25%
Offering Expenses	$50,000	$50,000	$50,000	$50,000

Officer, Director, and Employee Compensation	$400,000	$300,000	$200,000	$100,000

Acquisitions (1)	$12,000,000	$9,000,000	$6,000,000	$3,000,000

Transfer Agent Fees	$20,000	$15,000	$10,000	$5,000

General and Administrative Expenses	$150,000	$117,500	$75,000	$50,000

Repayment of Debts	$2,000,000	$1,500,000	$1,000,000	$500,000

Working Capital	$380,000	$267,500	$165,000	$45,000

Total	$15,000,000	$11,250,000	$7,500,000	$3,750,000

(1)	We do not currently have any planned acquisitions or negotiations to acquire any assets. We are seeking potential acquisition targets in the restaurant sector that have a similar business concept to our current restaurant operations.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate

DESCRIPTION OF BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Cautionary Statement Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Company History and Structure

We were incorporated on October 12, 2005, in the State of Nevada, as Pacific Mining, Inc. On November 28, 2006, our name was changed to Pacific Software, Inc. The company operates primarily through the following subsidiaries:

●	Pacific Acquisition Assets, Inc., a Nevada corporation (“PAA”)
●	LC57, a Wyoming corporation (“LC57”)
●	The Gallo Group, Inc. a Wyoming corporation (“Gallo”)

LC57 Subsidiary

The Company owns 70% of LC57 Holdings, Inc., a Wyoming corporation (“LC57”). On July 23, 2021, LC57 entered into an asset purchase agreement whereby LC57 acquired Good Wurst, an operating fast-food venue in Charlotte, NC. The purchase price includes $350,000 in cash and assumption of obligations for the property lease and other operating agreements totaling approximately $600,000.

Following the acquisition of Good Wurst, LC57 entered into a ten-year lease at a second location whereby another Good Wurst restaurant will operate. The lease calls for base monthly payments of approximately $1,200,000 and include a deposit of $10,544 and a letter of credit for $400,000 in favor of the landlord. Planning for the build-out is underway and management expects to open in January 2022.

Gallo Group Subsidiary

The Company began the organizational phase of expansion on May 24, 2021 with the execution of a shareholder agreement for the Gallo Group, Inc., a Wyoming corporation. (“Gallo”) Under the shareholder agreement, the Company purchased 2,505,000 shares of Gallo, representing a 50.1% interest in Gallo. Gallo formed a wholly owned subsidiary, Gallo Express Danbury, on May 27, 2021, with the intent of creating a concept restaurant.

Two leases have been executed for Gallo Express restaurants. One is located in Westport, CT as a standalone venue, the other is located in a national brand lodging facility in Danbury, CT, which in addition to serving its standard offerings of high-end fast food it will operate the commissary of the motel for breakfast and snack foods. The lease liabilities are $571,019 and $689,966, respectively for Westport and Danbury locations.

The Gallo Group also executed a lease for its Torino restaurant brand in the Downtown Omni Hotel in New Haven, CT. The Torino restaurant will follow a menu format similar to the highly successful venue located in Ridgefield, CT. The lease liabilities over the ten-year term are $1,383,644.

Digi Assets, Inc. Option Agreement

On August 10, 2020, the Company entered into an Option Agreement (the “Option Agreement”) with Digi Assets, Inc. (“Digi”), wherein the Company granted the option for Digi to purchase some or all of the following (the “Option”), at a price of 733,000 shares of Series A Preferred Stock of the Company:

●	5,000,000 shares in Hypersoft Ventures, Inc.;
●	The Company’s right to the 15% royalty fee derived from future revenues of BOAPIN.com; and
●	$154,109, payable to Harrysen Mittler and Peter Pizzino, consisting of accrued compensation, liabilities, accrued interest, and notes payable

In exchange for the Option, Harrysen Mittler and Peter Pizzino resigned from their positions in the Company and entered into the Purchase Agreement described below.

On September 28, 2020, the Option was exercised and 733,000 shares of Series A Convertible Preferred Stock owned by Harrysen Mittler and Peter Pizzino were conveyed to the Company and cancelled in exchange for the consideration described above.

Convertible Note Issued to Southridge

On September 28, 2020, the Company issued a promissory note to Southridge Financial Management Financial Services (“Southridge”) in the amount of $1,255,472 with an interest rate of 3% per annum, a conversion price of 25% of the lowest closing bid price for the 20 trading days prior to the conversion date, and a limit on beneficial ownership of 9.99%.

Purchase of Pacific Acquisition Assets, Inc.

On September 28, 2020 the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Pacific Acquisition Assets, Inc, a Nevada corporation (“PAA”). Pursuant to the Purchase Agreement, the Company received all of the issued and outstanding shares of common stock of PAA in exchange for the following (the “Purchase”):

●	The issuance of the following promissory notes:

●	$98,100 to EMA Financial, LLC
●	$1,929,900 to Alpha Capital Anstalt
●	$972,000 to Tarpon Bay Partners, LLC

The promissory notes accrue interest at a rate of eight to ten percent per annum and are convertible at a price of 25% of the lowest closing bid price for the 20 trading days prior to the conversion date, with a limit on beneficial ownership of 9.99%:

●	The issuance of Series B Preferred Stock to the following individuals in their respective amounts:

●	654 Shares to EMA Financial, LLC
●	12,866 Shares to Alpha Capital Anstalt
●	6,480 Shares to Tarpon Bay Partners, LLC
●	1,000 Shares to Harrysen Mittler
●	1,000 Shares to Peter Pizzino

Shares of Series B Preferred Stock are convertible at the lower of (i) the 25% lowest closing bid price for the 20 trading days prior to the conversion or (ii) the fixed price, which is set at $1.00, both of which are subject to adjustment as provided in the Series B Preferred Certificate of Designation. The stated value of the Series B Preferred Shares is $100 per share. The Series B Preferred Shares have no voting rights and there is a limit on beneficial ownership of 9.99%. The Certificate of Designation for the Series B Preferred Shares is attached to this Offering Circular with the Company’s Articles of Incorporation as Exhibit 2.1.

The Purchase closed on September 28, 2020. Upon closing, PAA became a wholly owned subsidiary of the Company, and the business of PAA became our business. PAA is the owner of a 51% membership interest in West Hartford WOB, LLC and a 51% membership interest in Cambridge Craft LLC.

Our Business Overview

Through PAA, our wholly owned subsidiary, we are the owner of a 51% interest in each of two World of Beer franchise taverns (collectively, the “Restaurants”). One is located in West Hartford, Connecticut, and the other is in Cambridge, Massachusetts. These taverns sell a selection of over 500 craft and imported beers along with tavern food and other spirits and cocktails. WOBF New England, LLC, a Florida limited liability company (“WOBF”), owns 49% of each of our West Hartford, Connecticut and Cambridge, Massachusetts restaurants. WOBF is a wholly owned subsidiary of World Of Beer Restaurants. Similar taverns are currently open in 20 states. WOBF operates and manages our locations. We may investigate the possible acquisition of other similar restaurants and chains (not necessarily World of Beer franchises) as may be advantageous due to current market conditions.

Partnership with WOBF

WOBF owns 49% of each of our West Hartford, Connecticut and Cambridge, Massachusetts restaurants. WOBF currently operates and manages our two restaurants, for which it is to be reimbursed up to $5,000.00 per month (per restaurant) in actual business expenses related to managing the restaurants, pursuant to the Amended and Restated Operating Agreements of Cambridge Craft, LLC and West Hartford WOB, LLC (the “Operating Agreements”). Due to WOBF being a wholly owned subsidiary of World of Beer Restaurants, there is no franchising agreement or other royalty agreement in place between the Company and World of Beer Restaurants or its subsidiaries. Instead, the Company and WOBF split all net profits from the Restaurants by the interest percentage of ownership, subject to the $5,000 management fee explained above and other provisions of the Operating Agreements.

Our Restaurants

With a premier location in West Hartford, Connecticut, our World of Beer Tavern occupies over 4,000 square feet. Centrally located in the city’s heart and with an excellent upscale demographic, it has been proven to be an asset of great value. All visitors-both from within and outside the area enjoy an outstanding variety of craft beers and delectable food at very reasonable prices. Our Cambridge World of Beer in Cambridge, Massachusetts enjoys a premium location in close proximity to the world greatest institutions of higher learning, with an abundance of bustling commerce, hotels and residential dwellings in the area. Wonderful libations alongside 60 types of craft beers, and food to satisfy the discerning palate, Cambridge is an excellent venue for sports entertainment TV and/or those seeking a relaxing and casual ambiance – an intermission from life’s pressures.

Our Concept and Business Strategy

The restaurant industry has always been difficult for most and incredibly lucrative for a few. It is also very fragmented and competition for consumer dollars is intense. Clearly that circumstance has been exacerbated by the current COVID-19 pandemic. Due to this pandemic, the commercial landscape associated with being a restauranteur, small or large, will increasingly become challenging.

With our new management and assets we are going to attempt to take advantage of potential opportunities across the restaurant space (primarily the fast casual restaurant space but also, with a potential casual element) to seek out acquisitions and/or joint ventures/partnerships with mini (2-5 restaurants) or medium (5-20 restaurants) sized restaurant chains which possess the attribute of being potentially expandable in number. Our current management is abundantly experienced in the restaurant industry and recognizes both the need for capital and skilled input in order to sustain and to help these concepts. Our mission is to assemble a high quality and diverse set of expanding restaurant chains with tactical and strategic focus on both restaurant quality and the bottom line.

To implement our strategy, we intend to

●	Identify, acquire or invest in and develop locations;
●	Continuously improve and develop and deliver unique guest experiences;
●	Create an inviting neighborhood atmosphere;
●	Focus on operational excellence;
●	Increase same-store sales, average unit volumes, and profitability.

Our Growth Strategy

We will continue to concentrate in the New England area where we already have a presence and understanding of the market. We will develop procedures for identifying new opportunities, different franchise options and opportunities, determining our expansion strategy in those areas and developing sites for potentially different franchise restaurant opportunities and taverns. Our current growth strategy is to look for potential acquisitions or joint ventures of existing restaurants and to continue to open franchised locations. While we will continue to hold on to our World of Beer franchises, we plan on diversifying our acquisition of potentially different branded franchises or taverns that are available and that could be of value to our Company.

In addition to expanding our current brand of restaurants we will also investigate acquiring other restaurants outside the World of Beer brand, but still in the fast-casual space that possess the attribute of being potentially expandable. Due to the current economic conditions in the restaurant industry we believe that there will be potential opportunities to find and make these acquisitions within the next year to eighteen months. At this point we do not have any acquisitions planned nor do we have any potential targets for acquisitions.

Along with planned unit growth, we are focused on innovating our customer experience in order to enhance each visit to our establishment and strengthen brand loyalty by customizing our menu for specific events that we believe will draw a particular crowd (e.g. - Daytona 500) as well as combining foods with specific beer promotions (e.g. - Bavarian pretzels with German lager promotions).

World of Beer Menu

The World of Beer menu is standard for most items throughout all locations, but there are typically some specialty items added for local tastes and preferences that vary based upon specific promotions or sporting events. The typical menu includes “Tavern shares” which are appetizers that include onion rings, shrimp and potatoes. Entrees include traditional bar fare such as hamburgers, salads and desserts.

Our taverns feature a full bar which offers an extensive selection of over 500 different local, regional and imported bottle beer selections and craft and favorite beer on 50 rotating taps as well as popular and craft wine and spirits. WOBF periodically introduces new menu items in order to improve the experience. The strategy is to balance the established menu offerings that appeal to our loyal guests with new menu items that increase guest frequency and attract new guests.

World of Beer Atmosphere and Layout

Our restaurants and taverns are “open layouts” which provide for complete visibility for our patrons. The open layout, combined with our detailed selection of beers, we believe makes for an excellent experience that combines a friendly atmosphere, sporting events and our outstanding beer selection. We strive to provide a high-energy atmosphere where friends can gather for camaraderie and to celebrate competition, as well as allow our guests the flexibility to customize their dining experience. The inviting and energetic environment of our restaurant is designed using furnishings that can be easily rearranged to accommodate parties of various sizes. Our taverns also feature distinct dining and bar areas.

Site Selection and Development

Our site selection process is integral to the successful execution of our growth strategy. Criteria examined include key demographics, population density and other measures. We will examine site-specific details including visibility, signage, access to main roads and parking.

Information Technology

The store utilizes a standard point-of-sale system which tabulates sales as well as items sold. We have daily reporting of revenues and expenses plus inventory on hand.

Marketing

Our marketing programs are designed to build awareness of our brand with beer aficionados, sports fans, and families encouraging them to visit and ultimately develop a personal connection to our restaurants. We believe these programs will drive return traffic to our facility and support new restaurant openings.

These lifestyles and behaviors are the cornerstones for creating key brand touchpoints within each campaign that includes media, promotions, partnerships and food and beverage experiences that will encourage social interactions and bring each theme to life.

In addition, we have a gift card program. We can give these away as promotions to bring new customers into our facilities as quickly as possible and also to generate loyalty with existing customers.

Net Revenue Streams

Our net revenue streams are currently derived solely from the revenues from our West Hartford World of Beer and Cambridge Craft, LLC locations.

Operations

Our leadership team strives for operational excellence by implementing operational standards and best practices.

Kitchen Operations. An important aspect of our concept is the efficient design, layout and execution of our kitchen operations. Due to the relatively simple preparation of our menu items, the kitchen consists of fryers, grill and food prep stations that are arranged assembly-line style for maximum productivity. Our kitchen employees require only basic training before reaching full productivity. Additionally, we do not require the added expense of an on-site chef. The ease and simplicity of our kitchen operations allows us to achieve our goal of preparing casual dining quality food with minimal wait times.

Training. We provide thorough training for our management and hourly employees to prepare them for their role in delivering a positive and engaging experience.

Career Opportunities. Through our training programs, we are able to motivate and retain our field operations team by providing them with opportunities for increased responsibilities and advancement. We strive for a balance of internal promotion and external hiring. This provides us with the ability to retain and grow our employee base.

Recruiting. We actively recruit and select individuals who demonstrate enthusiasm and dedication and who share our passion for high quality guest service delivered through teamwork and commitment. To attract high caliber managers, we have developed a competitive compensation plan that includes a base salary and an attractive benefits package.

Food Preparation, Quality Control and Purchasing

We strive to maintain high quality standards. Our systems are designed to protect our food supply from procurement through the preparation process. We provide detailed specifications to suppliers for our food ingredients, products and supplies. Our restaurant managers are certified in a comprehensive food safety and sanitation course, ServSafe®, which was developed by the National Restaurant Association Educational Foundation.

We negotiate directly with independent suppliers for our supply of food and paper products. Domestically, we use larger local distributors when possible to distribute these products to our restaurants. To maximize our purchasing efficiencies and obtain the lowest possible prices for our ingredients, products and supplies, our purchasing team negotiates prices based on the system-wide usage of both company-owned and franchised restaurants. We believe that competitively priced, high-quality alternative manufacturers, suppliers, growers and distributors are available should the need arise.

We also explore purchasing strategies to reduce the severity of cost increases and fluctuations, including long-term purchasing arrangements if possible.

 Competition

The restaurant industry is intensely competitive. We compete on the basis of the taste, quality and price of food offered, guest service, ambience, location and overall guest experience. We believe that our attractive price-value relationship, the atmosphere of our restaurants, our sports viewing experience, our focus on our guests and the quality and distinctive flavor of our food enable us to differentiate ourselves from our competitors. We believe we compete primarily with local and regional sports bars and national casual dining and quick casual establishments and to a lesser extent with quick service restaurants. Many of our direct and indirect competitors are well-established national, regional or local chains, and some have greater financial and marketing resources than we do.

Government Regulation

The restaurant industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, zoning, and building requirements. Each restaurant requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. In order to reduce this risk, restaurant employees are trained in standardized operating procedures designed to assure compliance with all applicable codes and regulations. We have implemented policies, procedures and training to ensure compliance with these regulations.

We are also subject to laws governing our relationship with employees. Our failure or the failure of our franchisees to comply with international, federal, state and local employment laws and regulations may subject us to losses and harm our brands. The laws and regulations govern such matters as wage and hourly requirements; workers’ compensation insurance; unemployment and other taxes; working and safety conditions; and citizenship and immigration status. Significant additional government-imposed regulations under the Fair Labor Standards Act and similar laws related to increases in minimum wages, overtime pay, paid leaves of absence, and mandated health benefits, may also impact the performance of our franchised operations. In addition, employee claims based on, among other things, discrimination, harassment, wrongful termination, wage and hour requirements and payments to employees who receive gratuities, may divert financial and management resources and adversely affect operations. The losses that may be incurred as a result of any violation of such governmental regulations by the company or our franchisees are difficult to quantify.

We are also subject to licensing and regulation by States of Massachusetts and Connecticut and local departments relating to the service of alcoholic beverages, health, sanitation, fire and safety standards. Compliance with these laws and regulations may lead to increased costs and operational complexity and may increase our exposure to governmental investigations or litigation. In addition, we are subject to various state and federal laws relating to the offer and sale of franchises and the franchisor-franchisee relationship. In general, these laws and regulations impose specific disclosure and registration requirements prior to the sale and marketing of franchises and regulate certain aspects of the relationship between franchisor and franchisee.

Response to COVID-19

The Company is subject to risks and uncertainties as a result of the outbreak of, and local, state and federal governmental responses to, the COVID-19 pandemic which was declared a National Public Health Emergency on March 13, 2020. We have experienced significant disruptions to our business due to suggested and mandated social distancing and shelter-in-place orders, which resulted in the temporary closure of our taverns. In late April 2020, certain jurisdictions began allowing the reopening of restaurant dining rooms. However, restrictions on the type of operating model and occupancy capacity continue to change. We have reopened our taverns. Our West Hartford facility has returned to comparable revenue generation to the Pre-Covid-19 breakout. However, our Cambridge facility is still distressed due to only allowing outside seating. We believe there is a possibility that as colder weather comes, the State of Massachusetts will allow indoor dining with limitations.

Seasonality

We do not expect any seasonality in our business.

Employees

Including our Officers and Directors we have 1 full-time employee and 2 part-time employees of our business or operations who are employed at-will by Pacific Software, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients may include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

DESCRIPTION OF PROPERTY

Our corporate offices are currently located at 9905 Pin Oak Acres Way, #622, Charlotte, North Carolina 28277. Our telephone number is 704-397-7622. The office facility is provided by a board member at no cost to the Company. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company’s operations on commercially reasonable terms, although there can be no assurance in this regard.

The Company’s two operating facilities are as follows:

World of Beer Tavern- West Hartford CT

73 Isham Road, # B-30

West Hartford CT 06107

This facility is a 4,163 square foot bar restaurant located in a commercial mall. Included in the property are inventory which is comprised mostly of bottled beer. Fixed assets are comprised of ovens for cooking, freezers and refrigerators for food and beverages, bar equipment and an audio/visual system. The menu includes an assorted portion of sides such as wings, burgers and fries and other food to be found at casual dining establishments.

World of Beer Tavern- Cambridge MA

100 Cambridge Side Place

Cambridge MA 02141

The Cambridge facility is located near the Charles River. The establishment is slightly smaller than our West Hartford facility but the assets and menu are almost identical.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Nine Months ended June 30, 2021 Compared to Nine Months ended June 30, 2020

In the nine months ended June 30, 2021, our operations in the restaurant industry increased significantly due to the fact that because of the acquisitions discussed above that occurred on September 18 2020 we had no revenue producing operations from our World of Beer franchises in the prior year. The increases to the respective results of operations discussed below can all be attributed to this.

Operating Revenues

The Company’s revenues were $2,383,676 for the nine months ended June 30, 2021 compared to $0 for the nine months ended June 30, 2021.

Cost of Revenues / Sales

The Company’s cost of revenues was $635,191 for the nine months ended June 30, 2021 compared to $0 for the nine months ended June 30, 2020.

Gross Profit

For the nine months ended June 30, 2021, the Company’s gross profit was $1,748,485 compared to $0 for the nine months ended June 30, 2021.

Operating Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and officer compensation, advisory board fees and accounting expenses. For the nine months ended June 30, 2021, we had $758,064 in Compensation and $1,139,504 in General and Administrative expenses, compared to $150,000 in Advisory Board Fees, $720,000 in Compensation and $25,401 for the nine months ended June 30, 2020, respectively.

Other Income (Expense)

For the nine months ended June 30, 2021, our total other expenses were $265,990, net of other income of $4,705 and interest expense of $270,695. For the nine months ended June 30, 2021, our total other expenses were $1,004, consisting solely of interest expense.

Net Loss

Our net loss for the nine months ended June 30, 2021 was $(548,923) as compared to $(896,405) for the nine months ended June 30, 2020.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At June 30, 2021, the Company had total current assets of $658,538 compared to $502,688 at September 30, 2020. Current assets consist primarily of cash, inventory, prepaid expenses and short-term ROU assets.

At June 30, 2021, the Company had total current liabilities of $22,011,012 compared to $21,409,911 at September 30, 2020. Current liabilities consisted primarily of accounts payable and accrued expenses, convertible notes payable, notes payable, derivative liabilities, deferred rent and lease liabilities.

We had a negative working capital in the amount of $(21,352,474) at June 30, 2021 as compared to $(20,907,223) at September 30, 2020.

Cashflow from Operating Activities

During the nine months ended June 30, 2021, there was cash used in operating activities in the amount of $247,807 compared to cash used in operating activities in the amount of $108,849 for the nine months ended June 30, 2020.

Cashflow from Financing Activities

During the nine months ended June 30, 2021, cash provided by financing activities was $404,401 with no financing activities during the nine months ended June 30, 2020. The increase in cash flow form this activity was due to the issuance of notes payable and convertible notes payable during the nine months ended June 30, 2021.

Year Ended September 30, 2020 Compared to Year Ended September 30, 2019.

Operating Revenues

The Company’s revenues were $20,000 for the year ended September 30, 2020 compared to $70,000 for the year ended September 30, 2019.

Cost of Revenues / Sales

The Company’s cost of revenues was $5,000 for the year ended September 30, 2020 compared to $0 for the year ended September 30, 2019.

Gross Profit

For the year ended September 30, 2020, the Company’s gross profit was $15,000 compared to $70,000 for the year ended September 30, 2019.

Operating Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, officer and director stock compensation, advisory board fees and accounting expenses. For the year ended September 30, 2020 compared to the year ended September 30, 2019, advisory board fees decreased to $150,000 from $245,000, compensation decreased to $290,000 from $21,746,000 and general and administrative expenses decreased to $70,201 from $621,967, respectively. The decrease for the year ended September 30, 2020 represent a determined effort by the Company to reduce expenses; fewer advisory board meetings, no large issuances of common stock compensation and a general reduction to general and administrative expenses.

Other Income (Expense)

Other income (expense) consisted of an impairment of goodwill of $20.8 million, a loss on conveyance of approximately $233,000 and interest expense of $5,426, for the year ended September 30, 2020. For the year ended September 30, 2019 other income (expense) consisted of a gain on the cancellation of shares of $1.44 million and minimal interest expense of $1,004.

Net Loss

Our net loss for the year ended September 30, 2020 was $21,538,146 compared with a net loss of $21,111,810 for the year ended September 30, 2019. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At September 30, 2020, the Company had total current assets of $502,688 compared to $414,465 at September 30, 2019. Current assets consist of accounts receivable, cash, inventory, prepaid expenses and short-term ROU assets. The increase in current assets of $88,223 was primarily attributed to an increase in accounts receivable, inventory and short-term ROU assets offset by a decrease in prepaid expenses.

At September 30, 2020, the Company had total current liabilities of $21,409,911 compared to $58,170 at September 30, 2019. Current liabilities consist of accounts payable and accrued expenses, derivative liability, convertible notes payable, notes payable, deferred rent and lease liabilities. The increase in our current liabilities was attributed to the increase in amounts borrowed accounts payable, derivative liabilities, deferred rent and lease liabilities.

We had a negative working capital in the amount of $20,907,223 as of September 30, 2020 and a positive working capital in the amount of $356,295 as of September 30, 2019.

Cashflow from Operating Activities

During the year ended September 30, 2020, there was cash used in operating activities in the amount of $78,347 compared to cash used in operating activities in the amount of $1,195,382 for the year ended September 30, 2019. The decrease in the amounts of cash used in operating activities was due to various reasons as shown in the financial statements below.

Cashflow from Investing Activities

There was $50,048 cash provided by investing activities for the year ended September 30, 2020 and no investing activities for the year ended 2019.

Cashflow from Financing Activities

During the year ended September 30, 2020, there were no financing activities, compared to $370,000 provided during the year ended September 30, 2019. This increase was due to proceeds from the sale of common stock.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of June 30, 2021, the Company had a net loss of $548,923, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Recognition of Revenues - In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from outside contracts with customers and supersedes most of the existing revenue recognition guidance and notes that lease contracts with customers are a scope exception. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. On August 12, 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09. Public business entities may elect to adopt the amendments as of the original effective date however, adoption is required for annual reporting periods beginning after December 16, 2017.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not significantly exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives, other than the risk shared by the market as a whole.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The company is not, to its knowledge, the subject of any criminal investigation or party to any material pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

On September 28, 2020, the Company accepted the resignation of Harrysen Mittler and Peter Pizzino as Officers and Directors of the Company.

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of October 5, 2021.

Name	Position	Date of Appointment	Age
Izak On	CEO, CFO, Director	September 28, 2020	69
Michael Finkelstein	Secretary, Director	September 28, 2020	66

Izak On, Age 69: Mr. Onn serves as our CEO, CFO and on the Board of Directors. He currently serves or has served on the Board of Directors of other companies such as Cybra Corp., Intellect Neurosciences, Inc. and Ness Energy. Mr. On is an Israeli attorney who has been practicing corporate law for over the last ten years. His previous experience includes Mooney Airplane Corp. from 2002 to 2004 as Crisis Manager. He served as CEO and Partner of Fueling Services, Ltd. From 2001 to 2002. He also served as VP –Marketing for Austria Casino. He received his degree in Business administration and marketing from the Tel Aviv College of Management, and his law degree is from Ono Academic College Law school in Israel, where he is a member of the Israeli Bar.

Michael Finkelstein, Age 66: Michael currently serves as our Secretary and on our Board of Directors. He is a graduate of McGill University with a Major in Economics. Michael received his Diploma in Public Accounting after completion of his BA. He was then granted his Chartered Accountancy in Canada (equivalent to a US CPA) after successfully passing the Uniform Qualifications Exams. His public accounting, financial and taxation experience is primarily derived from his time at Arthur Andersen & co where he rose to the level of Income Tax Manager prior to joining the sell side of the investment advisory industry for almost two decades. Michael became one of Canada’s top producing investment advisors and was a multi-year award winner for his firm as a revenue producer. While in the Investment Advisory Business, Michael cofounded a hedge fund which specialized in private investments in public equities, which, at its peak grew to be $100mm in assets. The Fund was liquidated in 2013. Subsequently, and to date, Michael has consulted with high-net-worth family offices in Europe as a reorg and recapitalization specialist and serves on the Board of Directors of several restaurant and food service organizations. Michael also serves as Chief Operating and Financial Officer within these entities and is responsible for their profitable growth and expansion.

Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the year ended September 30, 2020, in all capacities for the accounts of our executives, including the Chief Executive Officers (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Izak On, CEO, CFO, Director	2020 2019	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Michael Finkelstein, Secretary, Director	2020 2019	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Harryson Mittler, Former CEO, CFO, Director	2020 2019	0 267,000	0 0	0 14,130,000	0 0	0 0	0 0	0 0	0 14,379,000
Peter Pizzino, Former President, Director	2020 2019	0 217,000	0 0	0 7,132,000	0 0	0 0	0 0	0 0	0 7,349,000

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 2 members. Izak On, and Michael Finkelstein, who do not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Michael Finkelstein, our President, 9905 Pin Oak Acres Way, #622, Charlotte N.C. 28277. Our main telephone number is (704) 397 7622. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Michael Finkelstein collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Michael Finkelstein unless the communication is clearly frivolous.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our stock as of October 5, 2021. None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 19,187,299 Shares of Common Stock outstanding, 0 Shares of Series A Preferred Stock outstanding, 22,000 Shares of Series B Preferred Stock Outstanding, and 101 Shares of Series C Preferred Stock outstanding as of October 5, 2021. Percentage of beneficial ownership after the offering assumes that all the Shares offered are sold.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent

Izak On, CEO, CFO,	Series C Preferred	50	49.5%	50	49.5%
Director Michael Finkelstein,	Series C Preferred	51	50.5%	51	50.5%

Secretary, Director Harrysen Mittler,	Common	10,455,000	54.5%	5,395,000	6%

Beneficial Owner Peter Pizzino,	Common	5,278,500	27.5%	2,390,000	3%

Beneficial Owner Alpha Capital Anstalt	Series B Preferred	12,866	59%	12,866	59%

Tarpon Bay Partners	Series B Preferred	6,480	30%	6,480	30%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In October 2017, the Company retained the services of Harrysen Mittler as a consultant. Contractually he is to receive $19,000 per month cash compensation and 25,000 shares of common stock monthly. As of June 30, 2019, the Company paid $210,000 in cash and issued shares of common stock valued at $510,000 and preferred stock estimated to be valued at $13,440,000 for his consulting services. As of June 30, 2020, the Company paid $19,000 and accrued $76,000 in cash fees, issued 90,000 shares, valued at $180,000 or $2 per share and accrued 60,000 shares of common stock, valued at $120,000 or $2 per share. By agreement, Mr. Mittler agreed to forego cash and stock fees for March 2020.

In June 2018, the Company retained the services of Peter Pizzino as a consultant. Contractually he is to receive $15,000 per month cash compensation and 25,000 shares of common stock monthly. As of June 30, 2019, the Company has paid $172,000 in cash and issued shares of common stock valued at $422,000 and preferred stock estimated to be valued at $6,560,000 for his consulting services. As of June 30, 2010, the Company paid $15,000 in cash and accrued $60,000 in cash fees, issued 75,000 shares of common stock, valued at $150,000 or $2 per share and accrued 60,000 shares of common stock, valued at $120,000 or $2 per share. By agreement, Mr. Pizzino agreed to forego cash and stock fees for March 2020.

The Company has retained the services of Dr. Wang-Chang Wong as an advisor. Contractually he is to receive 100,000 shares of common stock per year for 5 years, the shares vesting over 12 months. As of June 30, 2019, the Company issued 200,000 shares of common stock, valued at $400,000 or $2.00 per share, expensed $150,000 as advisory fees and capitalized the remaining balance of $355,616. As of June 30, 2020, the Company has expensed $150,000 as advisory fees for the three quarters in fiscal year 2020, leaving a capitalized balance of 155,616.

On August 10, 2021, the Company entered into an Option Agreement with Digi Assets, Inc., a corporation owned by Harrysen Mittler and Peter Pizzino, who at the time were officers of the Company. On September 28, 2020, the Option was exercised and 733,000 shares of Series A Preferred Stock owned by Harrysen Mittler and Peter Pizzino were cancelled in exchange for 5,000,000 shares of Hypersoft Ventures, Inc., the 15% royalty fee derived from future revenues of BOAPIN.com, and $154,109. For further information, see the section of this Offering Circular entitled “Description of Business – Company History and Structure – Digi Assets, Inc. Option Agreement” on Page 27.

DESCRIPTION OF SECURITIES

Authorized Stock

We are authorized to issue Nine Hundred Fifty Million (950,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and Fifty Million (50,000,000) shares of preferred stock (the “Preferred Stock”), of which 3,000,000 such shares have been designated as Series A Preferred Stock, 22,000 such shares have been designated as Series B Preferred Stock, and 101 shares have been designated as Series C Preferred Stock.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

Series A Convertible Preferred Stock: The Company is authorized to issue 50,000,000 Shares of Preferred Stock, of which 3,000,000 shares are designated as Series A Convertible Preferred Stock. The Series A Convertible Preferred Shares convert into common stock on the following basis: 1 Preferred Share = 10 Common Shares, $0.001 par value. The Series A Convertible Preferred Stock votes as 10 shares of common stock for every one share of Series A Preferred Stock. As of October 5, 2021 there were 0 shares of Series A Convertible Preferred Stock Outstanding.

Series B Convertible Preferred Stock: The Company is currently authorized to issue up to 22,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share. The Series B Preferred stock is convertible at the lower of (i) the 25% lowest closing bid price for the 20 trading days prior to the conversion or (ii) the fixed price, which is set at $1.00 both of which are subject to adjustment as provided in the Series B Preferred certificate of designation. The stated value of the shares is $100 per share. The Series B Preferred shares have no voting rights and there is a conversion limit on beneficial ownership of common stock at 9.99%. As of October 5, 2021, 22,000 shares of Series B Convertible Preferred Stock were issued and outstanding, respectively.

Series C Preferred Stock: On April 27, 2021, the Secretary of the State of Nevada authorized 101 shares of Series C Preferred Stock, having a par or stated value of $0.001. The shares have voting rights equal to the following formula: total common stock eligible votes divided by .049. The shares are non-convertible and have a term of the earlier of: 36 months for the authorization date or upon receipt of an investment of at least $10,000,000.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company’s voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $10,000 for the purchase of 50,000 Shares at the maximum offering price (the ‘Minimum Subscription’).

A subscription for $10,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our Transfer Agent is Action Stock Transfer Corporation. The address for our Transfer Agent is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Their phone number is 801-274-1088. Our Transfer Agent is registered with the Securities and Exchange Commission.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 94,187,299 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at:

Pacific Software, Inc.
9905 Pin Oak Acres Way
#622
Charlotte, North Carolina 28277

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier I, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. The ongoing reporting requirements under Regulation A are more relaxed than the requirements for public reporting companies under the Exchange Act. In the future, we may elect to become a public reporting company under the Exchange Act. Because we are considered an “emerging growth company”, we would be subject to less rigorous ongoing reporting requirements than normally required under the Exchange Act and our stockholders could receive less information than they might expect to receive from more mature public companies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 5, 2021.

Pacific Software, Inc.
By:	/s/ Izak On
Izak On
Principal Executive Officer
Dated: October 5, 2021

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Izak On
Izak On
Principal Financial Officer
Dated: October 5, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Izak On
Izak On
Chief Executive Officer
Dated: October 5, 2021

PACIFIC SOFTWARE, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

F-1

PACIFIC SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

At June 30, 2021 and September 30, 2021 (Unaudited)

	June 30,	September 30,
ASSETS	2021	2020
Current assets
Cash	$237,144	$80,550
Accounts receivable	—	20,000
Inventories	61,948	56,831
Prepaid expenses	153,344	150,755
ROU asset – short term	206,102	194,552
Total Current assets	658,538	502,688
Fixed assets, net	970,355	931,032
Other assets	52,507	50,498
ROU asset – long term	885,150	1,051,880
TOTAL ASSETS	$2,566,550	$2,536,098
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$480,395	$292,618
Convertible notes payable	5,907,290	5,718,763
Notes payable (PPP)	575,465	351,064
Derivative liability	14,657,800	14,657,800
Deferred rent	91,980	97,558
Lease liability	298,082	292,108
Total Current liabilities	22,011,012	21,409,911

Lease liability – long term	701,190	856,766
TOTAL LIABILITIES	22,712,202	22,266,677

Commitments and contingencies
MEZZZANINE EQUITY
Series B, preferred stock, 22,000 shares authorized, par value $0.10, 22,000 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	2,200	2,200

EQUITY
Preferred stock, 50,000,000 shares authorized, $0.001 par value
Series A, 3,000,000 shares authorized, par value $.001 733,000 issued and outstanding, at June 30, 2021 and September 30, 2020, respectively	733	733
Series C, 101 shares authorized, $0.001 par value 101 issued and outstanding at June 30, 2021 and 0 at September 30, 2020	—	—
Common stock, 950,000,000 shares authorized, par value $0.001, 19,187,299 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	19,187	19,187
Additional paid in capital	27,522,247	27,522,247
Accumulated deficit	(48,373,564)	(47,824,641)
Total Pacific Software, Inc. equity (deficit)	(20,831,397)	(20,282,474)
Non-controlling interest	683,545	549,695
Total Equity	(20,147,852)	(19,732,779)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$2,566,550	$2,536,098

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

PACIFIC SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2021 AND 2020

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020

Sales	$980,671	$—	$2,383,676	$—

Cost of goods sold	244,868	—	635,191	—

Gross profit	735,803	—	1,748,485	—

Operating expenses:
Advisory board fees	—	50,000	—	150,000
Compensation	285,212	(144,000)	758,064	720,000
General and administrative	507,523	1,344	1,139,504	25,401
Total expenses	792,735	(92,656)	1,897,568	895,401

Income (loss) from operations	(56,932)	92,656	(149,083)	(895,401)

Other income (expenses):
Other income	4,705	—	4,705	—
Interest expense	(105,199)	(207)	(270,695)	(1,004)
	(100,494)	(207)	(265,990)	(1,004)

Income (loss) before provision for income taxes	(157,426)	92,449	(415,073)	(896,405)

Provision for income taxes	—	—	—	—

Net income (loss)	(157,426)	92,449	(415,073)	(896,405)

Net income attributable to non-controlling interest	30,699	—	133,850	—

Net income (loss) attributable to Pacific Software, Inc.	$(188,125)	$92,449	$(548,923)	$(896,405)

Income (loss) per share, basic and diluted	$(0.01)	$0.00	$(0.03)	$(0.05)

Weighted average shares outstanding	19,187,299	19,407,299	19,187,299	19,178,065

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

PACIFIC SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2021 AND 2020

(Unaudited)

Nine months ended June 30, 2021

	Mezzanine Equity
	Series B		Series A		Series C
	Preferred Stock, par value $0.010		Preferred Stock, par value $0.01		Preferred Stock, par value $0.01		Common Stock , par value $0.01		Additional Paid-in	Accumulated	Non-Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance September 30, 2020	22,000	$2,200	733,000	$733	$—	—	19,187,299	$19,187	$27,522,247	$(47,824,641)	$549,695	$(19,732,779)

Net income, (loss)	—	—	—	—	101	—	—	—	—	(548,923)	133,850	(415,073)
Balance June 30, 2021	22,000	$2,200	733,000	$733	$101	—	19,187,299	$19,187	$27,522,247	$(48,373,564)	$683,545	$(20,147,852)

Three months ended June 30, 2021

	Mezzanine Equity
	Series B		Series A		Series C
	Preferred Stock, par value $0.010		Preferred Stock , par value $0.001		Preferred Stock , par value $0.001		Common Stock , par value $0.001		Additional Paid-in	Accumulated	Non -Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance March 31, 2021	22,000	$2,200	733,000	$733	$—	—	19,187,299	$19,187	$27,522,247	$(48,185,439)	$652,846	$(19,990,426)

Net income, (loss)	—	—	—	—	101	—	—	—	—	(188,125)	30,699	(157,426)
Balance June 30, 2021	22,000	$2,200	733,000	$733	$101	—	19,187,299	$19,187	$27,522,247	$(48,373,564)	$683,545	$(20,147,852)

Nine months ended June 30, 2020

	Series A
	Preferred Stock, par value		Common Stock,		Common Stock , par value		Additional		Non -
	$0.0 01		To be is sued		$0.001		Paid-in	Accumulated	Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance September 30, 2019	733,000	$733	—	$—	19,132,299	$19,132	$26,843,721	$(26,284,045)	$—	$579,541

Common stock issued for compensation	—	—	165,000	165	55,000	55	109,945		—	110,000 165
Net income, (loss)	—	—	—	—	—	—	—	(896,405)		(896,405)
June 30, 2020	733,000	733	165,000	165	19,187,299	19,187	26,953,666	27,393,446	(27,180,450)	(206,699)

F-4

Three months ended June 30, 2020

	Series A
	Preferred Stock, Par value $0.010		Common Stock, To be issued		Common Stock, par value $0.001		Additional Paid-in	Accumulated	Non - Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance September 30, 2019	733,000	$733	165,000	$165	19,187,299	$19,187	$26,953,666	$(27,272,899)	$—	$(299,148)

Net income, (loss)	—	—	—	—	—	—	—	92,449		92,449
June 30, 2020	733,000	733	165,000	165	19,187,299	19,187	26,953,666	(27,180,450)		206,699

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

PACIFIC SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30, 2021	Nine Months Ended June 30, 2020
Cash flows from operating activities
Net (loss)	$(415,073)	$(896,405)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	117,969	—
Common stock issued for compensation	—	550,000
Amortization of debt discount	3,841	—
Accretion of premium	4,686	—
Change in working capital items:
Accounts receivable	20,000	—
Inventory	(5,117)	(30,501)
Prepaid expenses and other assets	(4,598)	150,000
Accounts payable and accrued expenses	30,485	118,057
Net cash (used in) operating activities	(247,807)	(108,849)

Cash flows from financing activities:
Proceeds from convertible notes payable	180,000	—
Proceeds from notes payable	224,401	—
Net cash provided by financing activities	404,401	—

Net increase (decrease) in cash	156,594	(108,849)
Cash at beginning of period	80,550	108,849
Cash end of period	$237,144	$—
Supplemental Cash Flow Information
Cash paid during the period for:
Interest paid	$—	$—
Taxes paid	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

F-6

PACIFIC SOFTWARE, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

(Unaudited)

NOTE 1 - ORGANIZATION

Pacific Software, Inc. (the “Company”) was incorporated in the State of Nevada on October 12, 2005. The Company was in the development stage and was engaged in developing. producing, and marketing online internet sales portals to facilitate ecommerce between countries.

Disposition of Hypersoft Ventires

On August 10, 2020, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Digi Asset, Inc., a Nevada corporation (“Digi”). The Company transferred all of the right, title and interest in and to 5,000,000 shares of Hypersoft Ventures currently held by the Company; (ii) a 15% royalty fee derived from future revenues of BOAPIN.com, (iii) $70,000 in accrued compensation paid to Digi after the Company receives funding from the sale of the Hypersoft business, (iv) current liabilities including accrued interest, accrued compensation, and notes payable in the amounts of $33,815, $42,000 and $8,294 respectively as of December 31, 2019, and (v) collectively, all of the Company’s right, title and interest in and to all of those assets and liabilities.

Acquisition of Pacific Acquisition Assets, Inc.

On September 18, 2020, the Company entered into a Stock Purchase Agreement for the acquisition of all of the issued and outstanding shares of common stock of Pacific Acquisition Assets, Inc., a Nevada corporation (“PAA”). PAA has a fifty-one (51) percent membership interest in the LLCs of the West Hartford World of Beer and Cambridge Craft restaurants as well as the associated assets and liabilities, from Attitude Beer Holding, Inc. As payment for the acquisition the Company issued 22,000 shares of Series B Convertible Preferred Stock, convertible notes aggregating $4,255,472 with interest ranging from 10% to 12.5%, per annum.

The Company began the organizational phase of expansion on May 24, 2021 with the execution of a shareholder agreement for Gallo Group (“Gallo”). Gallo is a corporation registered in Wyoming. Under the shareholder agreement the Company purchased 2,505,000 (50.1%) of the shares of Gallo. Gallo formed Gallo Express Danbury on May 27, 2021, with the intent of creating a concept restaurant. Additionally, LC57 Holdings, Inc. was incorporated in Wyoming and the Company owns 70% of the shares. There were no operations in the entities at June 30, 2021.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

F-7

Management use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considered COVID-19 related impacts to its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods. The Company believes that the accounting estimates are appropriate after giving considerations to the increased uncertainties surrounding the severity and duration of the COVID-19 pandemic. Such estimates and assumptions are subject to inherent uncertainties, actual results could differ materially from those estimates.

Reclassification

Certain prior period amounts have been reclassified for consistency with current year presentation. These reclassifications had no effect on the reported results of operations.

Cash and cash equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. None of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or net realizable value with cost determined on a first-in, first-out (“FIFO”) basis. Management regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on the estimated forecast of product demand and the ability to sell the product(s) concerned. Demand for products can fluctuate significantly. Additionally, management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. At June 30, 2021 and December 31, 2020, no such reserves were established.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of three to twenty years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. For the three months ended June 30, 2021 and 2019, depreciation expense of $39,323 and $0 was recognized, respectively.

F-8

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the quarter ended June 30, 2021, there were no impairments recognized.

Operating Leases

The Company leases its locations, an office, under an operating lease. The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception. The Company adopted ASC 842 using the modified retrospective transition method. In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments. Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At June 30, 2021			At September 30, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$14,657,800	—	—	$14,657,800

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at September 30, 2020	$14,657,800
Change in fair market value	—
Derivative effect on the issuance of Series B preferred stock	—
Reduction of derivative to additional paid in capital on exercise of warrants	—
Balance at June 30, 2021	$14,657,800

F-9

The fair market value of the derivative is based on the number of common shares into which the preferred series B shares can be exchanged, multiplied by the market price of the common stock. Since the common stock price has remained static no adjustment is deemed necessary at June 30, 2021.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, or volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized.

The Company determined that the conversion feature of the Series B preferred stock, issued in the acquisition of PAA is an embedded derivative since the Series B is convertible into a variable number of common shares upon conversion. The fair value of the Series B embedded conversion feature of $14,657,800 was bifurcated from the stock and accounted for as a derivative liability on the balance sheet.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Recognition of Revenues

The Company recognizes revenue pursuant to Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Our revenues are comprised of food and beverage sales. Revenues from sales are recognized when payment is tendered. Amounts paid with a credit card are recorded in accounts and other receivables until payment is collected from the credit card processor.

Income Taxes.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

F-10

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company values the stock issued for compensation at the lower of the market price on the date of issuance or the value of the service provided. The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “ Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

F-11

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of June 30, 2021, 733,000 shares of Series A preferred stock are outstanding and exercisable into 7,330,000 shares of common stock and 22,000 shares of Series B preferred stock are outstanding and exercisable, into 2,200,000 shares of common stock. As of June 30, 2021, the outstanding principal balance, including accrued interest of the third-party convertible debt, totaled $4,733,733 and was convertible into 2,125,261 shares of common stock. As of June 30, 2021, potentially dilutive securities consisted of the following:

	June 30, 2021	June 30, 2020
Series A Preferred stock	7,330,000	7,330,000
Series B Preferred stock	2,200,000	—
Third party convertible debt (including senior debt)	3,519,836	—
Total	13,049,836	7,330,000

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The standard includes multiple key provisions, including removal of certain exceptions to ASC 740, Income Taxes, and simplification in several other areas such as accounting for a franchise tax (or similar tax) that is partially based on income. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard but does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the nine months ended June 30, 2021, the Company has incurred a net loss of $415,073. The working capital deficit, equity (deficit) and accumulated deficit was $21,352,474, ($20,147,852) and $48,373,564, respectively, at June 30, 2021. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

F-12

NOTE 4 – INVENTORIES

Inventories, as estimated by management, currently consist of inventory for our World of Beer franchise locations in West Hartford, and Cambridge. Inventories are stated at the lower of cost on the first in, first-out method or market. The inventory is comprised of the beverages and food and other items needed for the preparation of meals and spirits to our customers. Balances at June 30, 2021 and September 30, 2020 were $61,948 and $56,831, respectively,

NOTE 5 - PROPERTY PLANT AND EQUIPMENT

Property, plant and equipment at June 30, 2021 and September 30, 2020 consist of the following:

	June 30,	September 30,
	2021	2020

Restaurant Equipment	$185,490	$185,490
Computer Equipment	108,703	108,703
Bar Equipment	265,935	265,935
Leasehold Improvements	376,721	376,721
Furniture and fixtures	104,005	104,005
Construction in progress	62,368	62,368
	1,103,222	1,103,222
Less: Accumulated depreciation	(132,867)	(172,190)
	$970,355	$931,032

NOTE 6 -NOTES PAYABLE

Balances in the Paycheck Protection program note payable were as follows:

	June 30, 2021	September 30, 2020

Paycheck protection program note payable	$575,465	$351,064

The Paycheck protection program (“PPP”) was launched in April 2020 to help businesses struggling with the COVID-19 pandemic. The PPP provided for 25 months of payroll costs for most borrowers. The Company took advantage of such dispensation and borrowed $351,064. During the nine months ended June 30, 2021, the Company received an additional $224,401 under this program. If the money is spent on payroll, payroll taxes, rent or group health insurance, the funds do not have to be repaid. The Company believes it has complied with the rules of PPP and intends to file for loan forgiveness. The Company does not believe they will ultimately be required to repay the funds or any interest. No interest has been accrued on the debt.

F-13

NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable balances were as follows:

	June 30,	September 30,
	2021	2020
Principal (notes classified as stocked settled debt)	$4,489,072	$4,289,072
Premiums (related to stock settled debt)	1,434,357	1,429,691
Principal (fixed price notes)	200,000
Discounts	(16,048)	—
Total	5,907,381	5,718,763

Convertible Notes with Fixed Percentage Conversion Terms Treated as Stock Settled Debt

On September 20, 2020, the Company issued a convertible note payable to Trillium Partners LP for $7,000. The note includes expenses paid on behalf of the Company totaling $6,775, and OID of $225, has 10% annual interest, matured on March 20, 2021 and is convertible at 50% of the lowest closing bid price during the 30 days prior to conversion. The note principal, accrued interest and put premiums balances were $7,000, $543 and $7,000 respectively, at June 30, 2021.

On September 21, 2020, the Company issued a convertible note payable to Alpha Capital Anstalt (“Alpha”) for $26,600. The note includes: $26,600 cash, has 8% annual interest, matures on September 21, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $26,600, $1,909 and $8,867 respectively, at June 30, 2021.

On September 24, 2020, the Company issued a convertible note payable to Alpha for $1,929,900 for the acquisition of PAA. The note has 8% annual interest, matures on September 24, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $1,929,900, $137,261 and $643,300 respectively, at June 30, 2021.

On September 24, 2020, the Company issued a convertible note payable to Tarpon Bay Partners LLC for $972,000 for the acquisition of PAA. The note has 10% annual interest, matures on September 24, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $972,000, $74,298 and $324,000 respectively, at June 30, 2021.

On September 24, 2020, the Company issued a convertible note payable to EMA Financial LLC for $98,100 for the acquisition of PAA. The note has 10% annual interest, matures on September 24, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $98,100, $7,499 and $32,700 respectively, at June 30, 2021.

On September 28, 2020, the Company issued a convertible note payable to Southridge Financial Management for $1,255,472 for the acquisition of PAA. The note has 10% annual interest, matures on September 28, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $1,255,472, $36,246 and $418,491 respectively, at June 30, 2021.

Convertible Notes with Fixed Prices

On February 17, 2021, the Company issued a convertible note payable to Trillium Partners LP for $33,000. The note includes: $30,000 cash, $3,000 OID, cash, has 10% annual interest, matures on February 28, 2022 and is convertible at $0.10 per share. The note principal and accrued interest balances were $33,000 and $1,175 respectively, at June 30, 2021.

F-14

On March 2, 2021, the Company issued a convertible note payable to Alpha for $33,000. The note includes: $30,020, cash, $2.980 OID, has 10% annual interest, matures on October 31, 2021 and is convertible at $0.10 per share. The note principal and accrued interest balances were $33,000 and $1,085 respectively, at June 30, 2021.

On May 12, 2021, the Company issued a convertible note payable to Trillium Partners LP for $28,000. The note includes: $25,000, cash, $3,000 OID, has 10% annual interest, matures on October 31, 2021 and is convertible at $0.10 per share. The note principal and accrued interest balances were $28,000 and $307 respectively, at June 30, 2021.

On May 21, 2021, the Company issued a convertible note payable to Alpha for $33,000. The note includes: $30,010 cash, $2,990 OID, has 10% annual interest, matures on January 31, 2022 and is convertible at $0.10 per share. The note principal and accrued interest balances were $28,000 and $307 respectively, at June 30, 2021.

On June 15, 2021, the Company issued a convertible note payable to Trillium Partners LP for $39,000. The note includes: $35,000, cash, OID of $4,000, has 10% annual interest, matures on December 31, 2021 and is convertible at $0.10 per share.

The note principal and accrued interest balances were $39,000 and $96 respectively, at June 30, 2021.

On June 28, 2021, the Company issued a convertible note payable to Alpha for $39,000. The note includes: $35,000, cash, $4,000 OID, has 10% annual interest, matures on January 31, 2022 and is convertible at $0.10 per share. The note principal and accrued interest balances were $39,000 and $21 respectively, at June 30, 2021.

NOTE 8 – MEZZANINE EQUITY

The preferred series B shares below have been determined by the Company to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the issuer, and upon such event, the shares would become redeemable at the option of the holders, they are classified as ‘mezzanine equity’ (temporary equity). The purpose of this classification is to convey that such a security may not be permanently part of equity and could result in a demand for cash, securities or other assets of the entity in the future. The shares as valued have been classified as mezzanine equity and presented as such on the consolidated balance sheet and statement of shareholders deficit at June 30, 2021 as single line items due to the immaterial par value. The mezzanine equity value is not included in shareholders’ deficit.

Series B Preferred Stock

On August 5, 2020, the Company authorized 22,000 shares of Series B Convertible Preferred Stock, par value $0.10, stated value $100, 3% annual dividends on stated value, payable upon anniversary date or conversion date. These shares shall rank senior to all common stock issuances and below Series A Convertible Preferred Shares. The shares shall be convertible at a substantial discount to market.

On August 7, 2020, with the approval of the majority of our shareholders and our board of directors the Company designated 22,000 shares of preferred stock as Series B Convertible Preferred Stock (“Series B Preferred”). The Series B Preferred stock is convertible at the lower of (i) the 25% lowest closing bid price for the 20 trading days prior to the conversion or (ii) the fixed price, which is set at $1.00 both of which are subject to adjustment as provided in the Series B Preferred certificate of designation. The stated value of the shares is $100 per share. The Series B Preferred shares have no voting rights and there is a limit on beneficial ownership of 9.99%.

On September 28, 2020, the Company entered into a Stock Purchase Agreement (“Purchase Agreement”) by and between the Company and certain stockholders The Company issued 22,000 shares of its Series B Preferred Stock, promissory notes, option agreement, conveyance agreement and a convertible note as consideration for the purchase and acquisition of PAA. See Item 3B. Issuance history for the list of the recipients of the Series B Preferred stock.

The stock will be valued on the basis of the greater of the value of the services received or the fair value of the Series B convertible preferred shares issued.

The shares issued were valued based on the conversion number of common shares at the market price on the date of issuance. The shares were valued at $14,657,800 and were charged to investment in subsidiary.

F-15

NOTE 9 - DEFICIT

Preferred Stock

The Company is currently authorized to issue 10,000,000 shares of preferred stock.

Series A Preferred Stock

The Company authorized 3,000,000 shares of Series A Convertible Preferred stock ($0.001 par or stated value) on October 1, 2018. and issued 1,000,000 shares of preferred stock during the year ended September 30, 2019 to the former CEO and the president of the Company, The Series A Convertible Preferred stock can be converted into common stock for one preferred share for ten common shares. The Series A Convertible preferred shares have voting rights equal to ten votes per share.

In June 2019, the Company converted 267,000 shares of Series A Convertible Preferred stock to 2,670,000 shares of common stock. There have been no preferred stock transactions during the period ended June 30, 2021.

Series C Preferred Stock

On April 27, 2021, the Secretary of the State of Nevada authorized 101 shares of the Company’s new non-convertible preferred stock having a par or stated value of $0.001. The shares have voting rights equal to the following formula: total common stock eligible votes divided by .049. The shares have a term of the earlier of: 36 months for the authorization date or upon receipt of an investment of at least $10,000,000. During the three months ended June 30, 2021, 51 shares were issued to the Corporate Sectary and 50 shares were issued to the CEO.

Common Stock

The Company is currently authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

In the period ended September 30,2020, the Company issued 55,000 shares of common stock to its management as compensation, valued at $110,000 or $2.00 per share.

As of June 30, 2021 and September 30, 2020, the Company has 19,187,299 shares of common stock issued and outstanding, respectively.

NOTE 9 – CONTINGENCIES AND COMMITMENTS

COVID-19 Pandemic

The COVID-19 pandemic had a significant adverse impact on the Company’s business, results of operations, financial condition and cash flows from operations during the year ended December 31, 2020 and is expected to continue to have an adverse impact on its performance in 2021. The Company’s wholesale and retail customers also have experienced significant business disruptions as a result of the pandemic. In addition, the pandemic has impacted the Company’s supply chain partners, including third-party manufacturers, logistics providers and other vendors. These supply chains may experience future disruptions as a result of either closed factories or factories operating with reduced workforces due to the impact of the pandemic.

Given the uncertainties surrounding the ongoing effects of the COVID-19 pandemic on the Company’s future financial condition and results of operations, the Company took certain actions to preserve its liquidity and strengthen its financial flexibility. The Company took certain actions starting in March 2020, some of which are ongoing, to (i) reduce payroll costs, through temporary furloughs, salary and incentive compensation reductions, decreased working hours and hiring freezes, as well as taking advantage of COVID-related government payroll subsidy programs, (ii) eliminate or reduce expenses in all discretionary spending categories, (iii) reduce working capital, with a particular focus on tightly managing its inventories, including reducing and cancelling inventory commitments, redeploying basic inventory items to subsequent seasons and consolidating future seasonal collections, and (iv) reduce capital expenditures.

F-16

Commitments

Leases

Our lease agreements generally do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. We used the incremental borrowing rate on September 30, 2020 for all leases that commenced prior to that date. In determining this rate, which is used to determine the present value of future lease payments, we estimate the rate of interest we would pay on a collateralized basis, with similar payment terms as the lease and in a similar economic environment.

Lease Costs are negligible due to the fact that the company associated with the leases was acquired two days before year end

 Lease Positions as of June 30, 2021

ROU lease assets and lease liabilities for our operating leases are recorded on the balance sheet as follows:

June 30, 2021
Assets
Right of use asset – short term	$206,102
Right of use asset – long term	885,150
Total right of use asset	$1,091,252

Liabilities
Operating lease liabilities – short term	$298,082
Operating lease liabilities – long term	701,190
Total lease liability	$999,272

Lease Terms and Discount Rate

Weighted average remaining lease term (in years) – operating leases	3.00
Weighted average discount rate – operating leases	10.00%

The future annual minimum lease payments as of June 30, 2021 are as follows:

2021	$154,956
2022	319,899
2023	328,706
2024	245,876
Total future minimum lease payments	1,049,437
Less: Lease imputed interest	50,165
Total	$999,272

F-17

NOTE 10 – SUBSEQUENT EVENTS

Increase in Authorized Shares

On August 11, 2021, the Secretary of the state of Nevada approved the increase of authorized common shares of stock to 950,000,000 and 50,000,000 shares of preferred stock,

Public Offering

The Company has filed with the SEC an offering under Regulation A, and is working with legal counsel on a withdrawal of the filing and resubmission under either Regulation S1 or A.

Financing Agreement

Since June 30, 2021 the Company has entered into a financing arrangement with two lenders for a total of $1,650,000. Funding has been received for $400,000 and another tranche of $400,000 is expected before the end of August. The agreement calls for 100% warrant coverage with an exercise of $0.02 per share and includes standard terms and conditions. The Company plans to repay the loans with the proceeds of a public offering.

Amendment to Existing Convertible Debt

The Company is working with its senior creditors to modify terms of the WOB acquisition financing primarily to extend the maturity dates of the convertible notes.

L57 Subsidiary

On July 23, 2021, LC57 entered into an asset purchase agreement whereby LC57 acquired Good Wurst, an operating fast food venue in Charlotte, NC. The purchase price includes $350,000 in cash and assumption of obligations for the property lease and other operating agreements totaling approximately $600,000.

Following the acquisition of Good Wurst, LC57 entered into a ten year lease at a second location whereby another Good Wurst restaurant will operate. The lease calls for base monthly payments of approximately $1,200,000 and include a deposit of $10,544 and a letter of credit for $400,000 in favor of the landlord. Planning for the build-out is underway and management expects to open in January 2022.

Gallo Group Subsidiary

Two leases have been executed for Gallo Express restaurants. One is located in Westport, CT as a standalone venue, the other is located in a national brand lodging facility in Danbury, CT, which in addition to serving its standard offerings of high-end fast food it will operate the commissary of the motel for breakfast and snack foods. The lease liabilities are $ 571,019 and $689,966, respectively for Westport and Danbury locations.

The Gallo Group also executed a lease for its Torino restaurant brand in the Downtown Omni Hotel in New Haven, CT. The Torino restaurant will follow a menu format similar to the highly successful venue located in Ridgefield, CT. The lease liabilities over the ten year term are $1,383,644.

Management has determined that there are no other events subsequent to the balance sheet date that should be disclosed in these financial statements.

F-18

PACIFIC SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	September 30,
ASSETS	2020	2019
Current assets
Cash	$80,550	$108,849
Accounts receivable	20,000	—
Inventories	56,831	—
Prepaid expenses	150,755	305,616
ROU asset – short term	194,552	—
Total Current assets	502,688	414,465
Fixed assets, net	931,032	—
Other assets	50,498	—
ROU asset – long term	1,051,880	—
Equity in and advances to investment	—	223,246
TOTAL ASSETS	$2,536,098	$637,711
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$292,618	$16,270
Accrued interest – related party	—	33,606
Convertible notes payable	5,718,763	—
Notes payable (PPP)	351,064	—
Derivative liability	14,657,800	—
Deferred rent	97,558	—
Lease liability	292,108	—
Notes Payable -related party	—	8,294
Total Current liabilities	21,409,911	58,170

Lease liability – long term	856,766	—
TOTAL LIABILITIES	22,266,677	58,170

Commitments and contingencies
Equity (Deficit)
Preferred stock, 10,000,000 shares authorized, $0.001 par value
Series A, 3,000,000 shares authorized, par value $.001 733,000 and 733,000 issued and outstanding, respectively	733	733
Series B ,22,000 shares authorized, par value $.010, 22,000 and 0 shares issued and outstanding, respectively	2,200	—
Common stock, 100,000,000 shares authorized, par value $0.001, 19,187,299 and 19,132,299 issued and outstanding as of September 30, 2020 and September 30, 2019, respectively	19,187	19,132
Additional paid in capital	27,522,247	26,843,721
Accumulated deficit	(47,824,641)	(26,284,045)
Total Pacific Software, Inc. equity (deficit)	(20,280,274)	579,541
Non-controlling interest	549,695	—
Total Equity (Deficit)	(19,730,579)	579,541
TOTAL LIABILITIES AND EQUITY	$2,536,098	$637,711

The accompanying notes are an integral part of these consolidated financial statements

F-19

PACIFIC SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

	Years Ended
	September 30, 2020	September 30, 2019
ues	$20,000	$70,000
Cost of goods sold	5,000	—
Gross Profit	15,000	70,000

Operating expenses:
Advisory board fees	150,000	245,000
Compensation	290,000	21,746,000
General and administrative	70,201	621,967
Total operating expenses	510,201	22,612,967
Loss from operations	(495,201)	(22,542,967)

Other income (expenses):
Settlement/cancellation of shares	—	1,442,500
Impairment of goodwill	(20,804,382)	—
Loss on conveyance	(233,,137	—
Interest expense	(5,426)	(829)
	(21,042,945)	1,441,671

Loss before equity in net income of investment	(21,538,146)	(21,111,810)

Equity in loss of investment	—	(10,514)
Net loss	(21,538,146)	(21,111,810)
Net income attributable to non-controlling interest	2,450	—
Net Loss attributable to Pacific Software, Inc.	$(21,540,596)	$(21,111,810)
Loss per common share	$(1.12)	$(1.70)
Weighted Average shares outstanding – basic and diluted	19,184,135	12,432,747

The accompanying notes are an integral part of these consolidated financial statements

F-20

PACIFIC SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(Unaudited)

	Series A Preferred Stock, par value $0.001		Series B Preferred Stock, par value $0.10		Common Stock par value $0.001		Additional Paid-in	Accumulated	Non - Controlling	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance September 30, 2018	—	$—	—	$—	18,430,049	$18,430	$6,071,156	$(5,094,805)	$—	$(2,608,246)

Common stock cancelled in settlement	—	—	—	—	(2,778,750)	(2,779)	(1,439,721)	—	—	(1,442,500)
Common stock repurchased	—	—	—	—	(15,000)	(15)	(7,485)	—	—	(7,500)
Shares issued for compensation	1,000,000	1,000	—	—	631,000	631	21,260,369	—	—	21,262,000
Common stock cancelled for services	—	—	—	—	(300,000)	(300)	(2,700)	—	—	(3,000)
Common stock issued for services	—	—	—	—	297,500	297	594,703	—	—	595,000
Common stock issued for cash	—	—	—	—	197,500	198	369,802	—	—	370,000
Common stock issued for conversion of Series A preferred	(267,000)	(267)	—	—	2,670,000	2,670	(2,403)	—	—	—
Dividends	—	—	—	—	—	—	—	(77,430)	—	(77,430)
Net loss	—	—	—	—	—	—	—	(21,111,810)	—	$(21,111,810)
Balance September 30, 2019	733,000	733	—	—	19,132,299	19,132	26,843,721	(26,284,045)	—	579,541
Common stock issued for compensation	—	—	—	—	55,000	55	109,945	—	—	110,000
Issuance of Series B preferred stock for acquisition	—	—	22,000	2,200	—	—	568,581	—	547,245	1,118,026

Net income (loss)	—	—	—	—	—	—	—	(21,540,596)	2,450	$(21,538,146)
Balance September 30, 2020	733,000	$733	22,000	$2,200	19,187,299	$19,187	$27,522,247	$(47,824,641)	$549,695	$(19,730,579)

The accompanying notes are an integral part of these financial statements

F-21

PACIFIC SOFTWARE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended September 30, 2020	Year Ended September 30, 2019
Cash flows from operating activities
Net (loss)	$(21,538,146)	$(21,111,810)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Impairment of goodwill	20,804,382	—
Loss on conveyance	233,137	—
Convertible notes issued for services	45,092	—
Common stock issued for services	—	195,000
Cancellation of common stock issued for services	—	(3,000)
Common stock issued for compensation	110,000	21,262,000
Common stock issued for advisory services	—	400,000
Settlement/cancellation of shares	—	(1,442,500)
Dividends	—	(77,430)
Change in investment valuation	—	(235,303)
Change in working capital items:
Accounts receivable	(20,000)	—
Prepaid expenses	150,000	(200,000)
Accounts payable and accrued expenses	137,188	17,661
Net cash (used in) operating activities	(78,347)	(1,195,382)

Cash flows from investing activities:
Cash acquired in acquisition	80,550	—
Equity in investment	(30,502)	—
Net cash provided by investing activities	50,048	—
Cash flows from financing activities
Proceeds from common stock issued for cash	—	370,000
Net cash provided from financing activities	—	370,000
Increase (decrease) in cash	(28,299)	(825,382)
Cash at beginning of period	108,849	934,231
Cash and cash equivalents-end of period	$80,550	$108,849
Supplemental Cash Flow Information
Cash paid during the period for:
Interest paid	$—	$—
Taxes paid	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Convertible notes and put premiums issued for acquisition	$5,673,963	$—
Series B preferred stock issued for acquisition	$14,660,000	$—

The accompanying notes are an integral part of these consolidated financial statements

F-22

PACIFIC SOFTWARE, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(Unaudited)

NOTE 1 - ORGANIZATION

Pacific Software, Inc. (the “Company”) was incorporated in the State of Nevada on October 12, 2005. The Company was in the development stage and was engaged in developing. producing, and marketing online internet sales portals to facilitate ecommerce between countries.

Disposition of Hypersoft Ventires

On August 10, 2020, the Company entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations with Digi Asset, Inc., a Nevada corporation (“Digi”). The Company transferred all of the right, title and interest in and to 5,000,000 shares of Hypersoft Ventures currently held by the Company; (ii) a 15% royalty fee derived from future revenues of BOAPIN.com, (iii) $70,000 in accrued compensation will be paid to Digi after the Company receives the funding from the sale of the Hypersoft business, (iv) Current Liabilities including Accrued interest, Accrued compensation, Notes Payable in the amounts of $33,815, $42,000 and $8,294 respectively as of December 31, 2019, and (v) collectively, all of the Company’s right, title and interest in and to all of those assets and liabilities.

Acquisition of Pacific Acquisition Assets, Inc.

On September 18, 2020, the Company entered into a Stock Purchase Agreement for the acquisition of all of the issued and outstanding shares of common stock of Pacific Acquisition Assets, Inc., a Nevada corporation (“PAA”). PAA has a fifty-one (51) percent membership interest in the LLCs of the West Hartford World of Beer and Cambridge Craft restaurants as well as the associated assets and liabilities, from Attitude Beer Holding, Inc. As payment for the acquisition the Company issued 22,000 shares of Series B Convertible Preferred Stock, convertible notes aggregating $3,000.000 with 3% interest, per annum, and a bridge financing convertible note of $1,255,472.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management of the Company is responsible for the selection and use of appropriate accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by the accounting principles generally accepted in the United States of America.

Basis of Presentation/Principles of Consolidation

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Management use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company considered COVID-19 related impacts to its estimates, as appropriate, within its consolidated financial statements and there may be changes to those estimates in future periods. The Company believes that the accounting estimates are appropriate after giving considerations to the increased uncertainties surrounding the severity and duration of the COVID-19 pandemic. Such estimates and assumptions are subject to inherent uncertainties, actual results could differ materially from those estimates.

F-23

Reclassification

Certain prior period amounts have been reclassified for consistency with current year presentation. These reclassifications had no effect on the reported results of operations.

Cash and cash equivalents

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with an original maturity of three months or less when purchased. The Company maintains deposits in a financial institution. None of the Company’s cash and cash equivalents was in excess of federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from excess deposits. None of the Company’s cash is restricted.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal and/or Canadian depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. There are no accounts receivable reserves at September 30, 2020 or September 30, 2019.

Inventories

Inventories are stated at the lower of cost or net realizable value with cost determined on a first-in, first-out (“FIFO”) basis. Management regularly reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on the estimated forecast of product demand and the ability to sell the product(s) concerned. Demand for products can fluctuate significantly. Additionally, management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. At September 30, 2020 and 2019, no such reserves were established.

Property and equipment

 Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is currently being provided using the straight-line method for financial reporting purposes over an estimated useful life of three to twenty years. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to operations in the respective periods. For the years ended September 30, 2020 and 2019, no depreciation expense was recognized.

F-24

Long-lived assets

In accordance with Accounting Standards Codification (ASC) Topic 360, Property, Plant, and Equipment, the Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. During the year ended September 30, 2020, there were an impairment of goodwill of $20,804,382.

Operating Leases

The Company leases its locations, an office, under an operating lease. The lease includes an option that allows the Company to extend the lease term beyond the initial commitment period, subject to terms agreed at lease inception. The Company adopted ASC 842 using the modified retrospective transition method. In accordance with ASC 842, lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. The Company’s lease does not provide an implicit rate and therefore, the Company uses an incremental borrowing rate based on the information available at the commencement date, including implied traded debt yield and seniority adjustments, to determine the present value of future payments. Lease expense for the minimum lease payments is recognized on a straight-line basis over the lease term. Variable lease payments are expensed as incurred.

Fair Value Measurements

The Company follows the FASB Fair Value Measurements standard, as they apply to its financial instruments. This standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements.

Level 1 inputs are quoted market prices available in an active market that the Company has the ability to access at the measurement date. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 3 inputs are pricing inputs that are generally observable inputs and not corroborated by market data. Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The standard establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. Level 1 inputs include quoted market prices for identical assets or liabilities an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data. The standard requires the utilization of the lowest possible level of input to determine fair value and carrying amounts of current liabilities approximate fair value due to their short-term nature. The Company accounts for certain instruments at fair value using level 3 valuation.

	At September 30, 2020			At December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	—	—	$14,657,800	—	—	$—

A rollforward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at September 30, 2019	$—
Change in fair market value	—
Derivative effect on the issuance of Series B preferred stock	14,657,800
Reduction of derivative to additional paid in capital on exercise of warrants	—
Balance at September 30, 2020	$14,657,800

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

F-25

The Company points out that in general for notes that have matured the Company will no longer calculate a derivative value. However, should current information about stock price, or volatility of note holder conversion terms change an assessment will be made and any material change in fair market value will be recognized.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note issuance date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Recognition of Revenues

The Company recognizes revenue pursuant to Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606.

Our revenues are comprised of food and beverage sales. Revenues from sales are recognized when payment is tendered. Amounts paid with a credit card are recorded in accounts and other receivables until payment is collected from the credit card processor.

Income Taxes.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

F-26

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Stock-based compensation

The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, including employee stock options and compensatory stock warrants, based on estimated fair values equaling either the fair value of the shares issued or the value of consideration received, whichever is more readily determinable. Non-cash consideration pertains to services rendered by consultants and others and has been valued at the fair value of the Company’s common stock at the date of the agreement.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, “ Equity-Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.

The Company has not adopted a stock option plan.

Net Loss Per Share

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of September 30, 2020, 733,000 shares of Series A preferred stock are outstanding and exercisable into 7,330,000 shares of common stock and 22,000 shares of Series B preferred stock are outstanding and exercisable, into 22,000 shares of common stock. As of September 30, 2020, the outstanding principal balance, including accrued interest of the third-party convertible debt, totaled $4,293,494 and was convertible into 2,022,848 shares of common stock. As of September 30, 2020, potentially dilutive securities consisted of the following:

September 30, 2020
Series B preferred stock	22,000
Convertible debt	2,022,848
Total	2,044,848

F-27

Recent Accounting Pronouncements

Recent Accounting Pronouncements In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which clarifies the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance clarifies how to account for the transition into and out of the equity method of accounting when considering observable transactions under the measurement alternative. The ASU is effective for annual reporting periods beginning after December 15, 2020, including interim reporting periods within those annual periods, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the year ended September 30, 2020, the Company has incurred a net loss of $21,538,146. The working capital deficit, equity (deficit) and accumulated deficit was $(19,730,579), ($19,730,579) and $47,824,641, respectively, at September 30, 2020. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company has been implementing cost-cutting measures and restructuring. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

NOTE 4 – INVENTORIES

Inventories, as estimated by management, currently consist of inventory for our World of Beer franchise locations in West Hartford, and Cambridge. Inventories are stated at the lower of cost on the first in, first-out method or market. The inventory is comprised of the beverages and food and other items needed for the preparation of meals and spirits to our customers. Balances at September 30, 2020 and September 30, 2020 were as follows:

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	September 30, 2020	September 30,
2019

Inventories	$56,831	$—

NOTE 5 - PROPERTY PLANT AND EQUIPMENT

Property, plant and equipment at September 30, 2020 and 2019 consist of the following:

	2020	2019

Restaurant Equipment	$144,844	$—
Computer Equipment	69,016
Bar Equipment	217,464
Leasehold Improvements	356,094
Furniture and fixtures	81,246
Construction in progress	62,368	—
	931,032	—
Less: Accumulated depreciation	—	—
	$931,032	$—

NOTE 6 -NOTES PAYABLE

Balances in the Paycheck Protection program note payable were as follows:

	September 30, 2020	September 30, 2019

Paycheck protection program note payable	$351,064	$-0-

The Paycheck protection program (“PPP”) was launched in April 2020 to help businesses struggling with the COVID-19 pandemic. The PPP provided for 25 months of payroll costs for most borrowers. The Company took advantage of such dispensation and borrowed $351,064. If the money is spent on payroll, payroll taxes, rent or group health insurance, the funds do not have to be repaid. The Company believes it has complied with the rules of PPP and intends to file for loan forgiveness. The Company does not believe they will ultimately be required to repay the funds or any interest. No interest has been accrued on the debt.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable balances were as follows:

	September 30, 2020	September 30, 2019

Convertible notes payable	$5,718,763	$—

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Convertible notes payable at September 30, 2020 were as follows:

On September 20, 2020, the Company issued a convertible note payable to Trillium Partners LP for $7,000. The note includes: $7,000, cash, has 10% annual interest, matures on March 20, 2021 and is convertible at 50% of the lowest closing bid price during the 30 days prior to conversion. The note principal, accrued interest and put premiums balances were $7,000, $19 and $7,000 respectively, at September 30, 2020.

On September 21, 2020, the Company issued a convertible note payable to Alpha Capital Anstalt (“Alpha”) for $26,600. The note includes: $26,600, cash, has 8% annual interest, matures on September 21, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $26,600, $52 and $8,867 respectively, at September 30, 2020.

On September 24, 2020, the Company issued a convertible note payable to Alpha for $1,929,900 for the acquisition of PAA. The note has 8% annual interest, matures on September 24, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $1,929,900, $1,822 and $643,300 respectively, at September 30, 2020.

On September 24, 2020, the Company issued a convertible note payable to Tarpon Bay Partners LLC for $972,000 for the acquisition of PAA. The note has 10% annual interest, matures on September 24, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $972,000, $1,147 and $324,000 respectively, at September 30, 2020.

On September 24, 2020, the Company issued a convertible note payable to EMA Financial LLC for $98,100 for the acquisition of PAA. The note has 10% annual interest, matures on September 24, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $98,100, $161 and $32,700 respectively, at September 30, 2020.

On September 28, 2020, the Company issued a convertible note payable to Southridge Financial Management for $1,255,472 for the acquisition of PAA. The note has 10% annual interest, matures on September 28, 2021 and is convertible at 25% of the lowest closing bid price during the 20 days prior to conversion. The note principal, accrued interest and put premiums balances were $98,100, $54 and $418,491 respectively, at September 30, 2020.

NOTE 8 STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is currently authorized to issue 10,000,000 shares of preferred stock.

Series A Preferred Stock

The Company authorized 3,000,000 shares of Series A Convertible Preferred stock and issued 1,000,000 shares of preferred stock during the year ended September 30, 2019.

In June 2019, the Company converted 267,000 shares of Series A Convertible Preferred stock to 2,670,000 shares of common stock at the request of the shareholders. There have been no preferred stock transactions during the period ended September 30, 2020.

Series B Preferred Stock

On August 5, 2020, the Company authorized 22,000 shares of Series B Convertible Preferred Stock, par value $0.10, stated value $100, 3% annual dividends on stated value, payable upon anniversary date or conversion date. These shares shall rank senior to all common stock issuances and below Series A Convertible Preferred Shares. The shares shall be convertible at a substantial discount to market. No shares have been issued as of the date of this filing.

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On August 7, 2020, with the approval of the majority of our shareholders and our board of directors the Company designated 22,000 shares of preferred stock as Series B Convertible Preferred Stock (“Series B Preferred”). The Series B Preferred stock is convertible at the lower of (i) the 25% lowest closing bid price for the 20 trading days prior to the conversion or (ii) the fixed price, which is set at $1.00 both of which are subject to adjustment as provided in the Series B Preferred certificate of designation. The stated value of the shares is $100 per share. The Series B Preferred shares have no voting rights and there is a limit on beneficial ownership of 9.99%.

On September 28, 2020, the Company entered into a Stock Purchase Agreement (“Purchase Agreement”) by and between the Company and certain stockholders The Company issued 22,000 shares of its Series B Preferred Stock, promissory notes, option agreement, conveyance agreement and a convertible note as consideration for the purchase and acquisition of PAA. See Item 3B. Issuance history for the list of the recipients of the Series B Preferred stock.

Common Stock

The Company is currently authorized to issue 100,000,000 shares of common stock, par value $0.001 per share.

In the period ended September 30,2020, the Company issued 55,000 shares of common stock to its management as compensation, valued at $110,000 or $2.00 per share.

As of September 30, 2020 and September 30, 2019, the Company has 19,187,299 and 19,132,299 shares of common stock issued and outstanding, respectively.

NOTE 9 – CONTINGENCIES AND COMMITMENTS

COVID-19 Pandemic

The COVID-19 pandemic had a significant adverse impact on the Company’s business, results of operations, financial condition and cash flows from operations during the year ended December 31, 2020 and is expected to continue to have an adverse impact on its performance in 2021. The Company’s wholesale and retail customers also have experienced significant business disruptions as a result of the pandemic. In addition, the pandemic has impacted the Company’s supply chain partners, including third-party manufacturers, logistics providers and other vendors. These supply chains may experience future disruptions as a result of either closed factories or factories operating with reduced workforces due to the impact of the pandemic.

Given the uncertainties surrounding the ongoing effects of the COVID-19 pandemic on the Company’s future financial condition and results of operations, the Company took certain actions to preserve its liquidity and strengthen its financial flexibility. The Company took certain actions starting in March 2020, some of which are ongoing, to (i) reduce payroll costs, through temporary furloughs, salary and incentive compensation reductions, decreased working hours and hiring freezes, as well as taking advantage of COVID-related government payroll subsidy programs, (ii) eliminate or reduce expenses in all discretionary spending categories, (iii) reduce working capital, with a particular focus on tightly managing its inventories, including reducing and cancelling inventory commitments, redeploying basic inventory items to subsequent seasons and consolidating future seasonal collections, and (iv) reduce capital expenditures.

Commitments

Leases

Our lease agreements generally do not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. We used the incremental borrowing rate on September 30, 2020 for all leases that commenced prior to that date. In determining this rate, which is used to determine the present value of future lease payments, we estimate the rate of interest we would pay on a collateralized basis, with similar payment terms as the lease and in a similar economic environment.

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Lease Costs are negligible due to the fact that the company associated with the leases was acquired two days before year end

 Lease Positions as of September 30, 2020

ROU lease assets and lease liabilities for our operating leases are recorded on the balance sheet as follows:

September 30, 2020
Assets
Right of use asset – short term	$194,550
Right of use asset – long term	1,051,880
Total right of use asset	$1,246,430

Liabilities
Operating lease liabilities – short term	$292,108
Operating lease liabilities – long term	856,766
Total lease liability	$1,148,874

Lease Terms and Discount Rate

Weighted average remaining lease term (in years) – operating leases	3.57
Weighted average discount rate – operating leases	10.00%

The future annual minimum lease payments as of September 30, 2020 are as follows:

2021	$311,330
2022	319,899
2023	328,706
2024	222,133
Total future minimum lease payments	1,330,312
Less: Lease imputed interest	181,438
Total	$1,148,874

The Company has assessed all material known financial exposures as they have been asserted and made provisions for them.

NOTE 10 - INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, as of September 30, 2020 and September 30, 2019 are as follows:

Deferred tax assets	September 30, 2020	September 30, 2019
Net operating loss carryforward	$5,707,895	$ 1,319,649.
Less valuation allowance	(5,707,895)	(1,319,649)
Total net deferred tax assets	$—	$—

The federal statutory tax rate reconciled to the effective tax rate during fiscal 2020 and 2019, respectively, is as follows:

	2020	2019
Tax at U.S. Statutory Rate	21.0%	21.0%
Estimated state income tax rate	5.0%	5.0%
Less valuation allowance	(26.0)	(26.0)
	0.0%	0.0%

Utilization of the Company’s net operating losses may be subject to substantial limitations if the Company experiences a 50% change in ownership, as provided by the Internal Revenue Service Code and similar state provisions.

NOTE 11 – SUBSEQUENT EVENTS

Management has determined that there are no further events subsequent to the balance sheet date that should be disclosed in these financial statements.

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PART III: EXHIBITS

Index to Exhibits

Incorporated by
		Filed		Reference
Exhibit		Herewith
No.	Description	(*)	Filing Type	Date Filed
2.1	Articles of Incorporation and Amendments thereto		1-A	12/16/2020
2.2	Bylaws		1-A	12/16/2020
4.1	Subscription Agreement	*
6.1	Stock Purchase Agreement, by and between the Company and Stockholders of Pacific Asset Acquisitions, Inc., dated September 28, 2020		1-A	12/16/2020
6.2	Promissory Note by and between the Company and EMA Financial, LLC, dated September 28, 2020		1-A	12/16/2020
6.3	Promissory Note by and between the Company and Alpha Capital Anstalt, dated September 28, 2020		1-A	12/16/2020
6.4	Promissory Note by and between the Company and Tarpon Bay Partners, LLC, dated September 28, 2020		1-A	12/16/2020
6.5	Option Agreement by and between the Company and Digi Assets, Inc., dated September 28, 2020		1-A	12/16/2020
6.6	Convertible Note by and between the Company and Southridge Financial Management Financial Services, dated September 28, 2020		1-A	12/16/2020
12.1	Legal Opinion and Consent of JDT Legal, PLLC	*

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